EXHIBIT 2










               AGREEMENT AND PLAN OF REORGANIZATION

                               Among

                    UNIFAB INTERNATIONAL, INC.,

                      OBI ACQUISITION, INC.,

                        OIL BARGES, INC.,

                    SOUTHERN RENTALS, L.L.C.,

                  ROY J. POCHE, PHILIP J. PATOUT,
       RODNEY J. VERRET, RODNEY M. VERRET, FRANK D. VERRET,
             PEGGY VERRET SIMON, PAULA VERRET BERARD,
            COVE EQUIPMENT, INC., and RODNEY J. VERRET,
                     TRUSTEE OF THE SKW TRUST






                    Dated as of April 29, 1999

                         TABLE OF CONTENTS


ARTICLE 1. DEFINITIONS                                                       1
          Section 1.1 DEFINITIONS                                            1

ARTICLE 2. THE MERGER                                                        8
          Section 2.1 THE MERGER 8
          Section 2.2 EFFECTS OF THE MERGER; ARTICLES AND OPERATING
                      AGREEMENT; DIRECTORS AND OFFICERS                      8
          Section 2.3 CONVERSION OF SHARES                                   8
          Section 2.4 EXCHANGE OF STOCK CERTIFICATES                         9
          Section 2.5 NO FURTHER RIGHTS IN OBI COMMON STOCK                  9

ARTICLE 3. THE ASSET PURCHASE                                                10
          Section 3.1 ASSETS CONVEYED                                        10
          Section 3.2 EXCLUDED ASSETS                                        10
          Section 3.3 EXCLUSION OF LIABILITIES                               10
          Section 3.4 CONSIDERATION                                          10
          Section 3.5 PURCHASE PRICE ALLOCATION                              10
          Section 3.6 EQUIPMENT LEASE AND ACCOUNTS RECEIVABLE                11

ARTICLE 4. THE CLOSING                                                       11
          Section 4.1 TIME AND PLACE                                         11
          Section 4.2 CLOSING OF THE MERGER                                  11
          Section 4.3 CLOSING OF THE ASSET PURCHASE                          12

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF OBI, SOUTHERN RENTALS,
           THE OBI SHAREHOLDERS, AND THE SOUTHERN RENTALS MEMBERS            12
          Section 5.1 ORGANIZATION                                           13
          Section 5.2 AFFILIATED ENTITIES                                    13
          Section 5.3 CAPITALIZATION                                         13
          Section 5.4 AUTHORITY; ENFORCEABLE AGREEMENTS                      14
          Section 5.5 NO CONFLICTS OR CONSENTS                               14
          Section 5.6 ORGANIZATIONAL FORMALITIES; ORGANIZATIONAL DOCUMENTS;
                      SHAREHOLDER AND MEMBER AGREEMENTS AND BOARDS OF
                      DIRECTORS AND MANAGERS                                 15
          Section 5.7 FINANCIAL STATEMENTS; LIABILITIES                      15
          Section 5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS                   16
          Section 5.9 CONTRACTS                                              17
          Section 5.10 PROPERTIES AND LEASES                                 18
          Section 5.11 VOTING REQUIREMENTS                                   19
          Section 5.12 SUPPLIERS AND CUSTOMERS                               19
          Section 5.13 EMPLOYEE MATTERS                                      20
          Section 5.14 EMPLOYEE BENEFIT PLANS                                20
          Section 5.15 TAX MATTERS                                           23
          Section 5.16 LITIGATION                                            25
          Section 5.17 ENVIRONMENTAL COMPLIANCE                              25
          Section 5.18 COMPLIANCE WITH LAW; PERMITS; SAFETY AND HEALTH       27
          Section 5.19 TRANSACTIONS WITH RELATED PARTIES                     27
          Section 5.20 BROKER'S AND FINDER'S FEE                             28
          Section 5.21 INSURANCE                                             28
          Section 5.22 MATERIALITY                                           28
          Section 5.23 DISCLOSURE                                            28
          Section 5.24 REPRESENTATION; UNIFAB DISCLOSURE DOCUMENTS           29

ARTICLE 6. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE OBI
          SHAREHOLDERS AND SOUTHERN RENTALS                                  29
          Section 6.1 OWNERSHIP AND TRANSFER OF SHARES                       29
          Section 6.2 UNIFAB RELIANCE                                        30
          Section 6.3 RESTRICTIVE LEGEND                                     30
          Section 6.4 INVESTMENT REPRESENTATIONS                             30

ARTICLE 7. REPRESENTATIONS AND WARRANTIES OF UNIFAB AND SUB                  30
          Section 7.1 ORGANIZATION                                           31
          Section 7.2 CAPITALIZATION                                         31
          Section 7.3 AUTHORITY; ENFORCEABLE AGREEMENTS                      31
          Section 7.4 NO CONFLICTS OR CONSENTS                               32
          Section 7.5 SEC DOCUMENTS; FINANCIAL STATEMENTS; LIABILITIES       32
          Section 7.6 LEGALITY OF UNIFAB COMMON STOCK                        33
          Section 7.7 BROKER'S AND FINDER'S FEE                              33
          Section 7.8 DISCLOSURE                                             33

ARTICLE 8. PRE-CLOSING COVENANTS                                             33
          Section 8.1 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE          33
          Section 8.2 NO SOLICITATIONS                                       34
          Section 8.3 PUBLIC STATEMENTS; CONFIDENTIALITY                     35
          Section 8.4 ACCESS TO PROPERTIES AND RECORDS; ENVIRONMENTAL DUE
                      DILIGENCE                                              35
          Section 8.5 CONSULTATION AND REPORTING                             36
          Section 8.6 NOTIFICATION OF CHANGES                                36
          Section 8.7 SUB SHAREHOLDER APPROVAL                               36
          Section 8.8 BONUSES                                                37

ARTICLE 9. POST-CLOSING COVENANTS                                            37
           TAX-FREE REORGANIZATION                                           37

ARTICLE 10. CLOSING CONDITIONS                                               37
          Section 10.1 CONDITIONS APPLICABLE TO ALL PARTIES                  37
          Section 10.2 CONDITIONS TO UNIFAB'S OBLIGATIONS                    37
          Section 10.3 CONDITIONS TO THE OBLIGATIONS OF OBI, SOUTHERN
                       RENTALS, THE OBI SHAREHOLDERS AND THE SOUTHERN
                       AND THE SOUTERN RENTALS MEMBERS                       39
          Section 10.4 WAIVER OF CONDITIONS                                  40

ARTICLE 11. SURVIVAL OF REPRESENTATIONS; INDEMNITY                           40
          Section 11.1 POST-CLOSING REMEDIES                                 40
          Section 11.2 INDEMNIFICATION BY OBI SHAREHOLDERS                   40
          Section 11.4 INDEMNIFICATION BY UNIFAB TO OBI SHAREHOLDERS         42
          Section 11.5 INDEMNIFICATION BY UNIFAB TO SOUTHERN RENTALS
                       AND SOUTHERN RENTALS MEMBERS                          42
          Section 11.6 INDEMNITY PROCEDURES                                  42
          Section 11.7 OBI ESCROW PROCEDURES                                 43
          Section 11.8 SOUTHERN RENTALS ESCROW PROCEDURES                    45

ARTICLE 12. TERMINATION                                                      47
          Section 12.1 TERMINATION                                           47
          Section 12.2 EFFECT OF TERMINATION                                 48

ARTICLE 13. MISCELLANEOUS                                                    48
          Section 13.1 NOTICES                                               48
          Section 13.2 GOVERNING LAW                                         49
          Section 13.3 COUNTERPARTS                                          49
          Section 13.4 INTERPRETATION; SCHEDULES                             49
          Section 13.5 ENTIRE AGREEMENT; SEVERABILITY                        49
          Section 13.6 AMENDMENT AND MODIFICATION                            50
          Section 13.7 EXTENSION; WAIVER                                     50
          Section 13.8 BINDING EFFECT; BENEFITS                              50
          Section 13.9 ASSIGNABILITY                                         50
          Section 13.10 EXPENSES                                             50
          Section 13.11 GENDER AND CERTAIN DEFINITIONS                       50
          Section 13.12 GUARANTEES OF THE SOUTHERN RENTALS BENEFICIAL
                        OWNERS                                               50
          Section 13.13 ACCEPTANCE BY OBI SHAREHOLDER REPRESENTATIVE         51
          Section 13.14 ACCEPTANCE BY SOUTHERN RENTALS REPRESENTATIVE        51

                         LIST OF SCHEDULES

Schedule 1           Assets of Southern Rentals to be Purchased
Schedule 3.3         Liabilities of Southern Rentals to be Assumed
Schedule 5.2         Subsidiary
Schedule 5.3         Capitalization
Schedule 5.6         Commingling of Funds
Schedule 5.7         Financial Statements
Schedule 5.7(a)      Exceptions to OBI Financial Statements
Schedule 5.8(i)      Power of Attorney
Schedule 5.8(j)      Employment Agreements
Schedule 5.8(l)      Changes in Method of Accounting
Schedule 5.9         Contracts
Schedule 5.10(b)(1)  Assets Subject to Customary Maintenance Requirements
Schedule 5.10(b)(2)  Security Interest in Assets of Southern Rentals
Schedule 5.10(c)     Exceptions to Leases
Schedule 5.10(d)     Property Exceptions
Schedule 5.10(e)     Leases Between OBI, Southern Rentals, and Their Affiliates
Schedule 5.10(f)     Intellectual Properties
Schedule 5.13(a)     Employee Matters
Schedule 5.13(b)     Employee Legal Proceedings
Schedule 5.14(a)     Employee Plans
Schedule 5.14(b)     Benefit Arrangements
Schedule 5.14(k)     Severance Benefits
Schedule 5.15(d)     Tax Liens
Schedule 5.15(e)     Tax Elections
Schedule 5.15(g)     Tax Year Information
Schedule 5.15(i)     Potential Tax Audit Issues
Schedule 5.15(r)     Deferred Intercompany Transactions
Schedule 5.16        Litigation Involving OBI
Schedule 5.17(a) Exception to Possession of Necessary Licenses, Permits, and Other Approvals
Schedule 5.17(b)     Environmental Claims Asserted Against OBI
Schedule 5.17(c) Hazardous Materials Used, Disposed of, Discharged, or Stored by OBI
Schedule 5.19(a)     Affiliate Transactions
Schedule 5.19(b)     Affiliate Agreements and Claims
Schedule 5.21        Insurance Maintained by OBI
Schedule 6.1         Outstanding OBI Common Stock
Schedule 8.8         Bonuses

                         LIST OF EXHIBITS

Exhibit 2.1          Form of certificate of merger
Exhibit 4.3          Form of bill of sale
Exhibit 10.2(f)(1)   Form of employment agreement (Poche)

Exhibit 10.2(f)(2)   Form of employment agreement (Patout)
Exhibit 10.2(f)(3)   Form of employment agreement (R.J. Verret)
Exhibit 10.2(f)(4)   Form of employment agreement (Legnon)
Exhibit 10.2(f)(5) Form of noncompetition, nonsolicitation, invention and secrecy agreement
Exhibit 10.2(g) Form of opinion of Onebane, Bernard, Torian, Diaz, McNamara & Abell
Exhibit  10.2(i)     Form  of  letter  agreement   with   Simmons   &   Company
                     International
Exhibit 10.2(j)      Form of lease agreement
Exhibit 10.2(k)(1)   Form of assignment of patent application (R.J. Verret)
Exhibit 10.2(k)(2) Form of assignment of patent application (R.J. Verret and Schellstede)
Exhibit 10.2(k)(3) Form of assignment of patent application (Patout and Schellstede)
Exhibit 10.3(d) Form of opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.





     All the schedules and exhibits listed immediately above have been omitted from this copy of this document. UNIFAB International, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

               AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of April 29, 1999, is by and among UNIFAB International, Inc., a Louisiana corporation ("UNIFAB"); OBI Acquisition, Inc., a Louisiana corporation and a wholly owned subsidiary of UNIFAB ("Sub") (UNIFAB and Sub being hereinafter collectively referred to as the "Companies"); Oil Barges, Inc., a Louisiana corporation ("OBI"); Southern Rentals, L.L.C., a Louisiana limited liability company ("Southern Rentals") (OBI and Southern Rentals being hereinafter collectively referred to as the "Entities"); Roy J. Poche ("Poche"); Philip J. Patout ("Patout"); Rodney J. Verret ("R.J. Verret"); Rodney M. Verret ("R.M. Verret"); Frank D. Verret ("F.D. Verret"); Peggy Verret Simon ("Simon"); Paula Verret Berard ("Berard") (Poche, Patout, R.J. Verret, R.M. Verret, F.D. Verret, Simon, and Berard being hereinafter collectively referred to as the "OBI Shareholders"); Cove Equipment, Inc., a Louisiana corporation ("Cove"); and Rodney J. Verret, Trustee of the SKW Trust (the "Trustee") (Cove, the Trustee, and Patout being hereinafter collectively referred to as the "Southern Rentals Members," and Poche, Patout, Simon, Berard, R.M. Verret, and F.D. Verret being hereinafter referred to as the "Southern Rentals Beneficial Owners").

                       W I T N E S S E T H :

     WHEREAS, the respective Boards of Directors of UNIFAB, Sub and OBI deem it desirable to merge Sub with and into OBI (the "Merger") with the result that the corporate existence of Sub will cease and OBI will be the Surviving Entity; and

     WHEREAS, Southern  Rentals  is  the  owner  of the assets set forth on
SCHEDULE 1 attached hereto (the "Assets"), and Southern Rentals desires to sell and UNIFAB desires to purchase the Assets upon the terms and conditions set forth herein (the "Asset Purchase");

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained herein, the parties agree as follows:

                     ARTICLE 1.   DEFINITIONS

     Section 1.1 DEFINITIONS. As used in this Agreement, the following terms when capitalized have the meanings indicated below.

     "Affiliate" has the meaning given in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     "Agreement" means this Agreement and Plan of Reorganization, including the Schedules and Exhibits hereto, all as amended or otherwise modified from time to time.

     "Applicable Law" has the meaning assigned to it in Section 5.5(a).

     "Acquisition  Proposal"  has the meaning assigned  to  it  in  Section
8.2(b).

     "Asset Purchase" has the meaning assigned to it in the Preamble.

     "Asset Purchase Closing Shares"  has  the  meaning  assigned  to it in
Section 3.4.

     "Asset  Purchase  Consideration"  has  the  meaning  assigned to it in
Section 3.4.

     "Asset  Purchase  Escrow  Shares" has the meaning assigned  to  it  in
Section 3.4.

     "Assets" has the meaning assigned to it in the Preamble.

     "Assumed Liability" has the meaning assigned to it in Section 3.4.

     "Benefit Arrangement" means any employment, severance or similar contract, or any other contract, plan, policy or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangement), health or medical benefits, disability benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) that
(a) is maintained, administered or contributed to by OBI or (b) covers any employee or former employee of OBI.

     "Business Day" means a day other than a Saturday, a Sunday or a day on which national banks or the NASDAQ Stock Market are or is closed.

     "Certificate of Merger" has the meaning assigned to it in Section 2.1.

     "Closing"  and "Closing Date" have the meanings assigned  to  them  in
Section 4.1.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Companies" has the meaning assigned to it in the Preamble.

     "Cove" has the meaning assigned to it in the Preamble.

     "Damages" has the meaning assigned to it in Section 11.2.

     "Effective Date" has the meaning assigned to it in Section 2.1.

     "Effective Time" has the meaning assigned to it in Section 2.1.

     "Employee Plan" means a plan or arrangement as defined in Section 3(3)
of ERISA, that OBI   maintains,  administers, has contributed to or has any
contingent liability with respect to.

     "Entities" has the meaning assigned to it in the Preamble.

     "Environmental Claim" refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or written communication from any governmental agency, department, bureau, office or other authority, or any third party arising out of, attributable to, that may accrue out of, or that may result from (a) a violation or alleged violation of Environmental Laws; or (b) the presence, Release, or threatened Release of Hazardous Materials at or from (i) any current or formerly owned or leased assets, properties, or businesses of any of the parties to this Agreement, or their predecessors-in-interest; (ii) properties adjoining any current or formerly owned or leased assets, properties, or businesses of the parties to this Agreement, or their predecessors-in-interest; or (iii) any facility to which any Hazardous Materials generated by the parties to this Agreement or their predecessors-in-interest, have been taken for treatment, storage, or disposal.

     "Environmental  Laws"  has  the  meaning  assigned  to  it  in Section
5.17(a).

     "Environmental Liabilities" means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim arising out of, attributable to, that may accrue out of, or that may result from (a) a violation or the alleged violation of Environmental Laws; (b) a Remedial Action; or (c) a Release or threatened Release from or onto (i) any property owned or leased by the respective parties to this Agreement, or their predecessors-in-interest; or (ii) any facility that received Hazardous Materials generated by the respective parties to this Agreement, or their predecessors-in-interest.

     "Environmental  Reports"  has  the  meaning assigned to it in  Section
5.17(f).

     "Equipment" has the meaning assigned to it in Section 3.6.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Final Escrow Termination Date" has the  meaning  assigned  to  it  in
Section 11.7(a).

     "Governmental  Entity"  has  the  meaning  assigned  to  it in Section
5.5(b).

     "Hazardous Materials" means (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including lead-based paint, asbestos-containing materials and manufactured products containing Hazardous Materials.

     "Indemnified Party" and "Indemnifying Party" have the respective meanings assigned to them in Section 11.6(a).

     "Indemnity Claim" has the meaning assigned to it in Section 11.6(a).

     "Indemnity Value" means the value of shares of UNIFAB Common Stock constituting the Merger Consideration or the Asset Purchase Consideration determined from time to time on the basis of the closing price of UNIFAB Common Stock as reported by NASDAQ on the last Business Day prior to the date on which it is determined that an amount is to be paid pursuant to
Section 11.6.

     "Intellectual  Property"  has  the meaning assigned to it  in  Section
5.10(f).

     "IRS" means the Internal Revenue Service of the United States.

     "Know" or "Knowledge." Information contained in any representation or warranty of a party in this Agreement that is stated to be known to or made to the knowledge of the party consists of information that is within such party's actual knowledge or that such party could reasonably be expected to know given the circumstances of such representation or warranty.

     "LBCL" means the Louisiana Business Corporation Law, as amended.

     "Lease" has the meaning assigned to it in Section 3.6.

     "Lien"  means  pledges,  liens, defects, leases,  licenses,  equities, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust of any kind or nature whatsoever.

     "LLCL" means the Louisiana Limited Liability Company Law, as amended.

     "Loan Agreement" means that certain Loan Agreement, dated November 6, 1998, among UNIFAB, Southern Rentals and OBI, pursuant to which UNIFAB made available to Southern Rentals and OBI a line of credit of $2.0 million.

     A "Material Adverse Effect" means a material adverse effect on the business, financial position, or earnings of a Person and its Subsidiaries (if any) taken as a whole or on its ability to carry out the transactions contemplated hereby; provided, however, that Material Adverse Effect does not include an effect of a deterioration in market conditions in the oil and gas service industry generally.

     "Merger" has the meaning assigned to it in the Preamble.

     "Merger  Closing  Shares"  has  the  meaning assigned to it in Section
2.3(b)(i).

     "Merger  Consideration" has the meaning  assigned  to  it  in  Section
2.3(b)(i).

     "Merger Escrow  Shares"  has  the  meaning  assigned  to it in Section
2.3(b)(ii).

     "Merger Value" has the meaning assigned to it in Section 3.1(c).

     "Multiemployer Plan" means a plan or arrangement as defined in Section 4001(a)(3) and 3(37) of ERISA.

     "OBI" means Oil Barges, Inc., a Louisiana corporation and, as such term is used in this Article I and hereafter, includes such corporation's Subsidiaries.

     "OBI Audited Financial Statements" means the audited balance sheets and related statements of income, retained earnings and cash flow, and the related notes thereto of OBI for the periods ended on December 31, 1996 and 1997, respectively.

     "OBI Common Stock" means the shares of OBI common stock, no par value per share.

     "OBI Extended Final Escrow Termination Date" has the meaning assigned to it in Section 11.7(a).

     "OBI Extended Partial Escrow Termination Date" has the meaning assigned to it in Section 11.7(a).

     "OBI Financial Statements" means the OBI Audited Financial Statements and the OBI Interim Financial Statements, collectively.

     "OBI Interim Financial Statements" means the unaudited balance sheet and the related unaudited statements of income, retained earnings and cash flows of OBI as of September 30, 1998, and for the nine-month period ended September 30, 1998.

     "OBI Latest Balance Sheet" means the latest balance sheet included in the OBI Interim Financial Statements.

     "OBI Shareholders" has the meaning assigned to it in the Preamble.

     "OBI Shareholder Representative" has the  meaning  assigned  to  it in
Section 11.7(b).

     "Partial  Escrow  Termination  Date" has the meaning assigned to it in
Section 11.7(a).

     "Person" means an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

     "Pre-Closing Period" means any Tax period ending at or before the Effective Time and, with respect to any Tax period that includes but does not end at the Effective Time, the portion of such period that ends at and includes the Effective Time.

     "Release" means any release, spill, leak, emission, discharge, pump, empty, injection, escape, leaching, migration, dumping or disposal of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment, or any other means by which a Hazardous Material may be introduced into the environment.

     "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment, (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform post-remedial operation and maintenance activities, or (iv) any other actions including any removal, remedial, or other response actions defined in 42 U.S.C.
section 9601.

     "Returns" means all returns, reports, estimates, declarations and statements of any nature regarding Taxes for any Pre-Closing Period required to be filed by the taxpayer relating to its income, properties or operations.

     "Rule 144" has the meaning assigned to it in Section 6.4.

     "Rules" has the meaning assigned to it in Section 11.6(b).

     "Schellstede" has the meaning assigned to it in Section 10.2(k).

     "SEC"  means  the Securities and Exchange  Commission  of  the  United
States.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Simmons Agreement" has the meaning assigned to it in Section 5.20.

     "Southern Rentals" has the meaning assigned to it in the Preamble.

     "Southern Rentals Beneficial Owners" has the meaning assigned to it in the Preamble.

     "Southern Rentals Extended Final Escrow Termination Date" has the meaning assigned to it in Section 11.8(a).

     "Southern Rentals Extended Partial Escrow Termination Date" has the meaning assigned to it in Section 11.8(a).

     "Southern Rentals Members" has the meaning assigned to it in the Preamble.

     "Southern Rentals Membership Interests" means membership interests in Southern Rentals.

     "Southern  Rentals  Representative"  has the meaning assigned to it in
Section 11.8(b).

     "Sub" has the meaning assigned to it in the Preamble.

     "Subsidiary" has the meaning assigned to it in Section 5.2.

     "Surviving Entity" means Sub following the Effective Time.

     "Tax" or "Taxes" means any federal, state, local, foreign or other taxes (including, without limitation, income, alternative minimum, franchise, property, sales, use, lease, excise, premium, payroll, wage, employment or withholding taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties and additions to tax).

     "Tax Deficiencies" has the meaning assigned to it in Section 5.15(h).

     "Title IV Plan" means an Employee Plan, other than any Multiemployer Plan, subject to Title IV of ERISA.

     "Trustee" has the meaning assigned to it in the Preamble.

     "UNIFAB" has the meaning assigned to it in the Preamble.

     "UNIFAB Affiliated Group" means UNIFAB and its Subsidiaries.

     "UNIFAB Audited Financial Statements" means the audited balance sheets, and the related statements of operations, shareholder's equity and cash flow, and the related notes thereto of UNIFAB for the years ended March 31, 1996, 1997, and 1998.

     "UNIFAB Common Stock" means shares of UNIFAB Common Stock, $.01 par value.

     "UNIFAB  Disclosure  Documents"  has  the  meaning  assigned  to it in
Section 5.24.

     "UNIFAB Financial Statements" means the UNIFAB Audited Financial Statements and the UNIFAB Interim Financial Statements.

     "UNIFAB Interim Financial Statements" means the unaudited balance sheet and the related unaudited statements of income, retained earnings and cash flows of UNIFAB as of December 31, 1998 and for the nine-month period ended December 31, 1998.

     "UNIFAB Latest Balance Sheet" means the latest balance sheet included in the UNIFAB Interim Financial Statements.

     "UNIFAB Share Issuance" means the issuance of UNIFAB Common Stock to the OBI Shareholders upon consummation of the Merger.

                      ARTICLE 2.  THE MERGER

     Section 2.1 THE MERGER. Subject to the terms and conditions of this Agreement, Sub will be merged with and into OBI as of the date and time specified in a certificate of merger in the form attached hereto as EXHIBIT
2.1 (the "Certificate of Merger") to be filed with the Secretary of State of the State of Louisiana with respect to the Merger (such date and time being hereinafter referred to respectively as the "Effective Date" and the "Effective Time"). Following the Merger, the separate corporate existence of Sub will cease and OBI will be the Surviving Entity and will succeed to and assume all the rights and obligations of Sub in accordance with the LBCL.

     Section 2.2 EFFECTS OF THE MERGER; ARTICLES AND OPERATING AGREEMENT; DIRECTORS AND OFFICERS.

          (a) The Merger will have the effects specified in Sections 115 and 117(G) of the LBCL.

          (b) The articles of incorporation of Sub in effect at the Effective Time, as amended in the Certificate of Merger, will be the articles of incorporation of the Surviving Entity thereafter unless and until amended in accordance with their terms and as provided by law.

          (c) Except for the substitution of the word "three" for the word "two" in Section 3.1 of the by-laws of Sub, the by-laws of Sub as in effect at the Effective Time will be the by-laws of the Surviving Entity thereafter unless and until amended in accordance with their terms, the terms of the articles of incorporation of the Surviving Entity and as provided by law.

          (d) Dailey J. Berard, Philip J. Patout, and Peter J. Roman will be the directors of the Surviving Entity on and after the Effective Time and Dailey J. Berard and Peter J. Roman will be President and Secretary-Treasurer, respectively, of the Surviving Entity on and after the Effective Time, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Entity until their respective successors are duly elected and qualified.

     Section 2.3 CONVERSION OF SHARES.

          (a) At the Effective Time, by virtue of the Merger and without any further action on the part of UNIFAB, Sub, OBI or the Surviving Entity, or any holder of any of the following securities:

               (i) each share of OBI Common Stock issued and outstanding at the Effective Time held by each OBI Shareholder will be converted into the right to receive 979.506 fully paid and nonassessable shares of UNIFAB Common Stock in the manner described in Section 2.3(b) below; provided that there will be no more than 500 shares of OBI Common Stock issued and outstanding immediately prior to the Effective Time and that no fractional shares of UNIFAB shall be issued.

               (ii) each issued share of OBI that is  held  in  treasury by
                    OBI or held by any subsidiary of OBI will be canceled and no stock of UNIFAB or other consideration will be delivered in exchange therefor; and

               (iii)each  share  of  common   stock   of   Sub  issued  and
                    outstanding at the Effective Time shall be converted into one share of the common stock of the Surviving Entity.

          (b) Upon conversion of his shares of OBI Common Stock into rights to receive shares of UNIFAB Common Stock in accordance with Section 2.3(a)(i) above, each OBI Shareholder shall have the right (i) to receive a certificate representing the number of shares of UNIFAB Common Stock (the "Merger Closing Shares"), rounded to the nearest whole number, that is equal to 80% of the product of (A) 979.506 times (B) the number of issued and outstanding shares of OBI Common Stock of which he is the record holder immediately prior to the Effective Time, rounded to the nearest whole share (the product of (A) and (B) rounded to the nearest whole share being the "Merger Consideration"), and (ii) to have UNIFAB hold in escrow for the benefit of such OBI Shareholder, but subject to the terms and conditions set forth in Article 11, certificates representing collectively the total number of shares of UNIFAB Common Stock (the "Merger Escrow Shares"), rounded to the nearest whole number, that is equal to 20% of the Merger Consideration.

     Section 2.4 EXCHANGE OF STOCK CERTIFICATES. (a) As soon as practicable after the Closing Date, each OBI Shareholder shall surrender for cancellation to UNIFAB the certificates representing all shares of OBI Common Stock held by him, together with duly executed stock powers in form and substance satisfactory to UNIFAB. Upon such surrender, (i) UNIFAB will
(A) issue to such OBI Shareholder a certificate representing the whole number of Merger Closing Shares that such OBI Shareholder has the right to receive pursuant to the provisions of Section 2.3(b)(i) and (B) hold such OBI Shareholder's Merger Escrow Shares in escrow subject to the provisions of Article 11 and (ii) the certificates representing shares of OBI Common Stock so surrendered will forthwith be canceled.

          (b) At the Closing, the Surviving Entity shall deliver to UNIFAB a stock certificate (issued in the name of UNIFAB and dated as of the Effective Date) representing 1,000 shares of the common stock of the Surviving Entity (the "Surviving Entity Certificate"), which UNIFAB shall be entitled to exchange for its shares of Sub that will be converted into shares of the Surviving Entity at the Effective Time in the manner described in Section 2.3(a)(iii). At the Closing, UNIFAB shall substitute the Surviving Entity Certificate for its certificate representing all the issued and outstanding shares of Sub, which certificate for shares of Sub shall be marked "canceled" and entered in the stock records of Sub.

     Section  2.5  NO  FURTHER RIGHTS IN  OBI  COMMON  STOCK.   As  of  the
Effective Time, all shares of OBI Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing shares of OBI Common Stock as of the Effective Time will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in respect of the OBI Common Stock represented by such certificate upon surrender of such certificate as provided in Section 2.4.

                  ARTICLE 3.  THE ASSET PURCHASE

     Section 3.1 ASSETS CONVEYED. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Southern Rentals will convey, sell, transfer and deliver to UNIFAB and UNIFAB will purchase, acquire and accept from Southern Rentals, all right, title and interest of Southern Rentals in and to all of the Assets.

     Section 3.2 EXCLUDED ASSETS.   Other  than  the  Assets  set  forth in
SCHEDULE 1 attached hereto, UNIFAB is not purchasing any rights, title or interest in any assets or property of Southern Rentals or Southern Rentals Members.

     Section 3.3 EXCLUSION OF LIABILITIES.  Except as set forth in SCHEDULE
3.3 and as provided in Section 3.4 hereof, UNIFAB is not acquiring, either directly or indirectly, any liabilities, whether fixed or contingent, known or unknown or due or to become due, of Southern Rentals or Southern Rentals Members, it being expressly understood that all such unacquired liabilities will remain the responsibility of Southern Rentals and Southern Rentals Members.

     Section  3.4  CONSIDERATION.   Upon  the  terms  and  subject  to  the
conditions contained in this Agreement, in full consideration of and payment for the sale of the Assets, UNIFAB will pay to Southern Rentals 210,000 shares of UNIFAB Common Stock and assume the liability of Southern Rentals set forth on Schedule 3.3 (the "Assumed Liability") (collectively, the "Asset Purchase Consideration"). Of the Asset Purchase Consideration, certificates representing collectively 80% of the shares of UNIFAB Common Stock comprising the Asset Purchase Consideration (the "Asset Purchase Closing Shares"), rounded to the nearest whole share, will be delivered by UNIFAB to Southern Rentals or, as an accommodation to Southern Rentals, one or more designees of Southern Rentals as soon as practicable after the Closing (as defined in Section 4.1 hereof) and certificates representing collectively 20% of the shares of UNIFAB Common Stock comprising the Asset Purchase Consideration (the "Asset Purchase Escrow Shares"), rounded to the nearest whole share, will be held by UNIFAB in escrow for the benefit of Southern Rentals or, as an accommodation to Southern Rentals, one or more designees of Southern Rentals subject to the terms and conditions set forth in Article 11.

     Section 3.5 PURCHASE PRICE ALLOCATION. The Asset Purchase Consideration will be allocated among the Assets transferred hereunder in proportion to their respective fair market values. Such allocation will be as reasonably specified by UNIFAB and consented to by Southern Rentals in accordance with Section 1060 of the Code within 90 days after the Closing and will be set forth on an allocation statement to be executed by UNIFAB and Southern Rentals. UNIFAB and Southern Rentals will each file or cause to be filed all federal, state and local tax returns as may be required in accordance with such allocation.

     Section 3.6 EQUIPMENT LEASE AND ACCOUNTS RECEIVABLE. The parties hereto hereby acknowledge and agree that, effective as of the Closing, (i) the lease between Southern Rentals, as lessor, and OBI, as lessee (the "Lease"), with respect to a 4100W Manitowac Crane, a 4000W Manitowac Crane, and a 3900 Manitowac Crane (collectively, the "Equipment") is terminated and of no further force or effect, (ii) the account receivable on the books of OBI in the total amount of $77,500 due from Southern Rentals is deemed satisfied in full by the cancellation of $77,500 in unpaid rent owed by OBI to Southern Rentals under the Lease, (iii) Southern Rentals releases, relieves, and forever discharges OBI and its successors and assigns from any and all liabilities, obligations, claims, costs, all remaining unpaid rent owed by OBI to Southern Rentals under the Lease, interest on all unpaid rent, and other rents and obligations arising out of or in any way connected with the Lease or the use of the Equipment by OBI, and (iv) OBI releases, relieves, and forever discharges Southern Rentals and its successors and assigns from any and all liabilities, obligations, claims, and costs arising out of or in any way connected with the Lease or the use of the Equipment by OBI.

                      ARTICLE 4. THE CLOSING

     Section 4.1 TIME AND PLACE. The closing of the transactions contemplated herein (the "Closing") will take place, assuming satisfaction or waiver of each of the conditions set forth in Article 10 hereof, at the offices of Onebane, Bernard, Torian, Diaz, McNamara & Abell, Suite 600 Versailles Centre, 102 Versailles Boulevard, Lafayette, Louisiana, at 3:00 P.M. C.D.T. on April 29, 1999 or such other date as may be mutually agreed upon between the parties following satisfaction of the latest to occur of the conditions set forth in Section 10.1, provided, in either case, that the other conditions set forth in Article 10 will have been satisfied or waived as provided in Article 10 at or prior to the Closing (the date of the Closing being referred to herein as the "Closing Date").

     Section 4.2 CLOSING OF THE MERGER. At the Closing of the Merger, the appropriate parties thereto will (i) deliver the documents, certificates and opinions required to be delivered by Articles 2 and 10 hereof in connection therewith, (ii) provide proof or appropriate evidence of the satisfaction or waiver of each of the conditions set forth in Article 10 hereof, (iii) cause the appropriate representatives of Sub to execute and deliver the Certificate of Merger in accordance with the provisions of the LBCL, (iv) consummate the Merger by causing to be filed such properly executed Certificate of Merger with the Secretary of State of the State of Louisiana in accordance with the provisions of the LBCL (v) deliver copies of the articles of incorporation and bylaws of OBI, certified by the secretary of OBI, together with a copy of the duly authorized resolutions of the board of directors and the shareholders of OBI authorizing the execution, performance and delivery of this Agreement and the consummation of the Merger, (vi) deliver such other documents and instruments reasonably necessary to effect the consummation of the Merger, and (vii) deliver cross-receipts acknowledging the delivery and receipt at the Closing of the documentation specified above in this Section 4.2. As soon as practicable after the Closing of the Merger, the appropriate parties thereto will (i) deliver certificates representing the Merger Closing Shares and, in escrow, the Merger Escrow Shares in accordance with the provisions of Article 2 and
(ii) deliver cross-receipts acknowledging the delivery and receipt after the Closing of such documentation.

     Section 4.3 CLOSING OF THE ASSET PURCHASE.

          (a) At the Closing of the Asset Purchase, which will be deemed to occur immediately after the Closing of the Merger, the parties to the Asset Purchase will (i) deliver the documents, certificates and opinions required to be delivered by Articles 3 and 10 hereof in connection therewith, (ii) provide proof or indication of the satisfaction or waiver of each of the conditions set forth in Article 10 hereof, and (iii) deliver cross-receipts acknowledging the delivery and receipt at the Closing of the documentation specified above in this Section 4.3(a) and the documentation specified in Section 4.3(b) and Section 4.3(c) below. As soon as practicable after the Closing of the Asset Purchase, the parties to the Asset Purchase or their designees will deliver cross-receipts acknowledging the delivery and receipt of the Asset Purchase Consideration in accordance with the provisions of Article 3 hereof.

          (b)  At the Closing of the Asset  Purchase, Southern Rentals will
deliver  to  UNIFAB  the  following,  in  form  and   substance  reasonably
satisfactory to UNIFAB and its counsel:

               (i) A bill of sale substantially in the form attached hereto as EXHIBIT 4.3 transferring to UNIFAB all of Southern Rentals' right, title and interest in the Assets;

               (ii) Full and complete possession of the Assets;

               (iii)Copies  of  the  articles  of  organization,  operating agreement and bylaws of Southern Rentals, certified by the secretary of Southern Rentals, together with a copy of the duly authorized resolutions of the board of managers and, if required by applicable law or its organizational documents, the members, of Southern Rentals authorizing the execution, performance and delivery of this Agreement and the sale of the Assets; and

               (iv) Such  other  documents   and   instruments   reasonably
                    necessary to effect the conveyance of title to the Assets to UNIFAB.

          (c) At the Closing of the Asset Purchase, UNIFAB will deliver to Southern Rentals, in form and substance reasonably satisfactory to Southern Rentals and its counsel, a bill of sale substantially in the form attached hereto as EXHIBIT 4.3, pursuant to which UNIFAB will take possession of the Assets.

        ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF OBI,
              SOUTHERN RENTALS, THE OBI SHAREHOLDERS,
                 AND THE SOUTHERN RENTALS MEMBERS

     OBI (with respect to matters relating to itself and its Subsidiaries only), Southern Rentals (with respect to matters relating to itself only), each OBI Shareholder (with respect to matters relating to himself, OBI and its Subsidiaries), and each Southern Rentals Member (with respect to matters relating to itself and Southern Rentals), hereby represent and warrant to and agree with UNIFAB and Sub, as of the date hereof and as of the Closing Date, as follows:

     Section 5.1 ORGANIZATION. OBI is a corporation and Southern Rentals is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana, and each of those Entities has all requisite power and authority to carry on its respective businesses as now being conducted and to own its respective properties. Each of OBI and Southern Rentals is duly qualified to do business and is in good standing in each state and foreign jurisdiction in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except those jurisdictions, if any, in which the failure to be so qualified would not have, in the aggregate for all such jurisdictions, a Material Adverse Effect.

     Section 5.2 AFFILIATED ENTITIES. Except as set forth in SCHEDULE 5.2, OBI does not, directly or indirectly, own of record or beneficially, or have the right or obligation to acquire, any outstanding securities or other interest in any corporation, limited liability company, partnership, joint venture or other entity. Each entity listed on SCHEDULE 5.2 (individually a "Subsidiary" and, collectively, the "Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each Subsidiary is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified would not have, in the aggregate for all such jurisdictions, a Material Adverse Effect. Except as set forth in SCHEDULE 5.2, OBI is the sole legal, beneficial and record owner, directly or indirectly, of all of the outstanding ownership interests of each Subsidiary, all of which are owned by OBI free and clear of all liens, claims and encumbrances. The Subsidiaries have no assets or liabilities, and are not parties to any agreements or contracts, other than those reflected on the OBI Financial Statements.

     Section 5.3 CAPITALIZATION. The authorized capital stock of OBI consists exclusively of 1,000 shares of common stock, no par value per share, of which 500 shares are issued and outstanding and held by the OBI Shareholders in the respective amounts set forth on SCHEDULE 5.3, and no shares are held in its treasury. The equity interest of Southern Rentals are vested exclusively in the Southern Rentals Members in the respective percentages set forth on SCHEDULE 5.3. All of such issued and outstanding shares have been validly issued, are fully paid and nonassessable and were issued in compliance with any rights of first refusal, in compliance with all legal requirements and free of preemptive rights. No share of capital stock of OBI has been, or may be required to be, reacquired by OBI for any reason or is, or may be required to be, issued by OBI for any reason, including, without limitation, by reason of any option, warrant, security or right convertible into or exchangeable for such shares, or any agreement to issue any of the foregoing. No shares of OBI Common Stock have been issued to or are held by any Person who is not an OBI Shareholder.

     Section 5.4 AUTHORITY; ENFORCEABLE AGREEMENTS.

          (a) Each of OBI and Southern Rentals has the requisite power and authority to enter into this Agreement and to consummate the transactions described herein. The execution and delivery of this Agreement by OBI and Southern Rentals and the consummation by OBI and Southern Rentals of the transactions described herein have been duly authorized by all necessary corporate action on the part of OBI and all requisite action on the part of Southern Rentals, including without limitation approval of this Agreement by the OBI board of directors in accordance with Section 112 of the LBCL and the approval thereof by the OBI Shareholders being evidenced by their execution of this Agreement.

          (b) This Agreement has been duly executed and delivered by OBI, Southern Rentals, the OBI Shareholders and the Southern Rentals Members and constitutes valid and binding obligations of OBI and Southern Rentals, respectively, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles. The other agreements entered, or to be entered, into by OBI and Southern Rentals in connection with this Agreement have been, or will be, duly executed and delivered by OBI and Southern Rentals, and constitute, or will constitute, valid and binding obligations of OBI and Southern Rentals, respectively, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

     Section 5.5 NO CONFLICTS OR CONSENTS.

          (a) Neither the execution, delivery or performance of this Agreement by OBI, Southern Rentals, any OBI Shareholder or any Southern Rentals Member, nor the consummation of the transactions contemplated hereby will violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any adverse claim against any of the properties or assets of OBI or Southern Rentals under, (i) the articles of incorporation, articles of organization, bylaws, operating agreement or any other organizational documents of OBI or Southern Rentals, (ii) any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which OBI or Southern Rentals is a party, or by which OBI or Southern Rentals or any of its assets are bound, (iii) any agreement or other instrument or obligation to which any OBI Shareholder or Southern Rentals Member is a party or by which any such person is bound, or (iv) any order, writ, injunction, decree, judgment, statute, rule or regulation of any governmental body to which OBI or Southern Rentals or any OBI Shareholder or Southern Rentals Member is subject or by which OBI or Southern Rentals or any of its assets are bound (an "Applicable Law").

          (b) No consent or approval of any court, commission, governmental body, regulatory agency, authority, political subdivision or tribunal (a "Governmental Entity") is required by or with respect to OBI or Southern Rentals, any OBI Shareholder, or any Southern Rentals Member in connection with the execution and delivery of this Agreement by OBI and Southern Rentals, the OBI Shareholders, and the Southern Rentals Members or is necessary for the consummation of the Merger and the Asset Purchase and the other transactions contemplated by this Agreement, except for: (i) the filing and recordation requirements of the LBCL with respect to the
Certificate of Merger and the filing of appropriate documents with the relevant authorities of other states in which OBI is qualified to do business and (ii) such other consents, orders, authorizations, registrations, declarations and filings, the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on OBI or Southern Rentals and would not materially impair the ability of OBI or Southern Rentals to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 5.6 ORGANIZATIONAL FORMALITIES; ORGANIZATIONAL DOCUMENTS; SHAREHOLDER AND MEMBER AGREEMENTS AND BOARDS OF DIRECTORS AND MANAGERS.

          (a) Except as set forth in SCHEDULE 5.6, OBI and each Subsidiary has maintained its separate legal existence, has complied with all necessary organizational formalities, has not commingled funds with any other Person, and has substantially complied with all other similar requirements so as to maintain its separate existence in any action asserting that OBI or any Subsidiary is the alter ego of any Person, for piercing of the corporate veil or for any other similar action.

          (b) Each of OBI and Southern Rentals has delivered to UNIFAB true and complete copies of (i) the organizational documents, including, as applicable, articles of incorporation, articles of organization, by-laws, operating agreement, as amended or restated through the date of this Agreement, of itself and each of its Subsidiaries and (ii) minute books and ownership records of itself and each of its Subsidiaries. The minute books of OBI, Southern Rentals and such Subsidiaries contain complete and accurate records of all actions of, as applicable, the shareholders, members, directors and managers of OBI, Southern Rentals and such Subsidiaries, including committees of such boards of directors and managers. The stock transfer records of OBI contain complete and accurate records of all issuances and redemptions of stock by OBI. There are no agreements among or between any OBI Shareholders with respect to the capital stock of OBI, and there are no agreements among or between any Southern Rentals Members with respect to Southern Rentals Membership Interests.

     Section 5.7 FINANCIAL STATEMENTS; LIABILITIES.

          (a) Copies of the OBI Financial Statements are attached hereto as SCHEDULE 5.7. The OBI Audited Financial Statements have been audited by independent accountants in accordance with generally accepted auditing standards, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein, and present fairly the financial position of OBI as of such dates and the results of operations and cash flow of OBI for the periods set forth therein. The OBI Interim Financial Statements have been compiled by a certified public accountant and have been prepared in accordance with GAAP consistently applied during the periods involved, except as set forth in SCHEDULE 5.7(A) and except for normal year-end audit adjustments that would not be material in amount or effect. Except as and to the extent set forth on the OBI Latest Balance Sheet, including all notes thereto, OBI has no material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except liabilities arising since the date of the OBI Latest Balance Sheet.

          (b) Except as set forth in SCHEDULE 5.7(A), the OBI Latest Balance Sheet includes appropriate reserves for all Taxes and other liabilities incurred as of such date but not yet payable.

          (c) Since the date of the OBI Latest Balance Sheet, there have been no changes that have had or are likely to have a Material Adverse Effect on OBI.

          (d) The statements of income included in the OBI Financial Statements do not contain any income or revenue realized from products or services that OBI would be prohibited or restricted from offering after the Closing Date pursuant to any covenant or provision in any material contract to which OBI is a party.

     Section 5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the OBI Latest Balance Sheet, OBI has conducted its business only in the ordinary course consistent with its prior practice and has not:

          (a)  amended,  as  applicable,   its   respective   articles   of
incorporation, articles of organization, by-laws, operating agreement or similar organizational documents;

          (b) except as provided in the Loan Agreement, incurred any liability or obligation of any nature (whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured), except in the ordinary course of business and consistent with its prior practice, exceeding $10,000 individually or $50,000 in the aggregate;

          (c) except as provided in the Loan Agreement, suffered or permitted any of its assets to become subject to any mortgage or other encumbrance;

          (d) except as contemplated in this Agreement, merged or consolidated with another entity or acquired or agreed to acquire any business or any corporation, partnership or other business organization, or sold, leased, transferred or otherwise disposed of any assets except for fair value in the ordinary course of business;

          (e) made any capital expenditure or commitment therefor, except in the ordinary course of business consistent with its prior practice, exceeding $10,000 individually or $50,000 in the aggregate;

          (f) declared or paid any dividend or made any distribution with respect to any of its equity interests or membership interests, or redeemed, purchased or otherwise acquired any of its equity interests or membership interests, or issued, sold or granted any equity interests or membership interests or any option, warrant or other right to purchase or acquire any such interests;

          (g) adopted any employee benefit plan or made any change in any existing employee benefit plans or made any bonus or profit sharing distribution or payment of any kind;

          (h)  except   as   provided  in  the  Loan  Agreement,  increased
indebtedness for borrowed money or made any loan to any Person;

          (i) made any change affecting any banking, safe deposit or power of attorney arrangements;

          (j) except as set forth in SCHEDULE 5.8(J), entered into or amended any employment, severance or similar agreement or arrangement with any director, manager or employee or granted any increase in the rate of wages, salaries, bonuses or other compensation or benefits of any executive or other employee;

          (k) canceled, waived, released or otherwise compromised any debt, claim or right other than contract modifications negotiated with customers in the ordinary course of business, none of which modifications is expected to have a Material Adverse Affect on OBI;

          (l) made any change in any method of accounting or auditing practice;

          (m) suffered the termination, suspension or revocation of any license or permit necessary for the operation of any material aspect of its business;

          (n) entered into any transaction other than on an arm's-length basis;

          (o) agreed, whether or not in writing, to do any of the foregoing; or

          (p) suffered any damage, destruction or loss (whether or not covered by insurance) that has had or could have a Material Adverse Effect on it.

     Section 5.9 CONTRACTS. Except as provided in this Agreement or the Loan Agreement and as may be set forth on SCHEDULE 5.9, OBI is not a party to: (i) any collective bargaining agreement; (ii) any written or oral employment or other agreement or contract with or commitment to any employee; (iii) any agreement, contract or commitment containing any covenant limiting its freedom to engage in any line of business or to compete with any Person; (iv) any oral or written obligation or guaranty or indemnification arising from any agreement, contract or commitment, except as provided in, to the extent applicable, its articles of incorporation, articles of organization, by-laws, or operating agreement; (v) any joint venture, partnership or similar contract involving a sharing of profits or expenses other than its agreement with UNIFAB concerning operations at UNIFAB's Lake Charles facility; (vi) any non-disclosure agreement, non-competition agreement, agreement with any person who is or was an officer, director, manager, or employee of OBI, tax indemnity, tax sharing or tax allocation agreement, or severance, bonus or commission agreement; (vii) any indenture, mortgage, loan, credit, sale-leaseback or similar contract under which OBI has borrowed any money or issued any note, bond or other evidence of indebtedness for borrowed money or guaranteed indebtedness for money borrowed by others; or (viii) any hedge, swap, exchange, futures or similar agreements or contracts.

     Section 5.10 PROPERTIES AND LEASES.

          (a) OBI does not own any real (immovable) property. OBI has, except with respect to assets disposed of for adequate consideration in the ordinary course of business, consistent with prior practices (none of which are material to the operations of their respective businesses), good and merchantable title to all other properties and assets reflected in the OBI Latest Balance Sheets, free and clear of all Liens, except for (i) Liens that secure indebtedness that is properly reflected in the OBI Latest Balance Sheets, (ii) Liens for Taxes accrued but not yet payable; (iii) mechanic's, worker's, materialmen's, operator's or other Liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the date of the OBI Latest Balance Sheets, provided that the obligations secured by such Liens are not delinquent and
(iv) the security interests that secure the Entities' indebtedness to UNIFAB under the Loan Agreement. Each of OBI owns, or has valid leasehold interests in, all properties and assets used in the conduct of its business.

          (b) All of the Assets are in good operating condition, ordinary wear and tear excepted, except that the Assets identified in SCHEDULE 5.10(B)(1) are subject to customary maintenance requirements. Southern Rentals has good and marketable title to, and has the right to use and transfer to OBI, the Assets, and the Assets are free and clear of all Liens, encumbrances, obligations and claims of any kind or nature whatsoever, other than the security interests that secure the Entities' indebtedness to UNIFAB under the Loan Agreement. Except as set forth in
SCHEDULE 5.10(B)(2), as provided in the Loan Agreement or as contemplated in this Agreement, none of the Assets are subject to or held under any lease, mortgage, security agreement, conditional sales contract or other title retention agreement, and all of the Assets are in the sole possession and under the sole control of Southern Rentals or OBI. Except as provided in the Loan Agreement and as contemplated in this Agreement, the delivery to OBI of the instruments of transfer of ownership of the Assets contemplated by this Agreement will vest good, marketable and exclusive title to the Assets to OBI, free and clear of all Liens, encumbrances, obligations, restrictions and claims of any kind or nature whatsoever.

          (c) Except as set forth in SCHEDULE 5.10(C),with respect to each lease of any real (immovable) property or any material personal (movable) property to which OBI is a party, (i) OBI, has a valid leasehold interest in such property, (ii) such lease is in full force and effect in accordance with its terms; (iii) all rents and other monetary amounts that have become due and payable thereunder have been paid in full; (iv) no waiver, indulgence or postponement of the obligations thereunder has been granted by the other party thereto; (v) there exists no material default (or an event that, with notice or lapse of time or both would constitute a default) under such lease; (vi) OBI has not violated any of the terms or conditions under any such lease and no OBI Shareholder has knowledge, that
(A) any condition or covenant to be observed or performed by any other party under any such lease has not been fully observed and performed and
(B) in the case of each prime lease concerning demised premises subleased to OBI, any condition or covenant to be observed or performed by each party thereto has not been fully observed and performed or that there exists any event of default or event, occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under any such prime lease; and (vii) the transactions described in this Agreement will not constitute a default under or cause for termination or modification of any such lease.

          (d) Except as set forth on SCHEDULE 5.10(D), each of the buildings and premises owned or leased by OBI is in a state of good maintenance and repair (ordinary wear and tear excepted) and is adequate for the purposes for which it is currently used.

          (e) Except as set forth on SCHEDULE 5.10(E), there are no leases between OBI and Southern Rentals or between OBI and any of its Affiliates.

          (f) SCHEDULE 5.10(F) hereto contains an accurate and complete list of all material domestic and foreign letters patent, patents, patent applications, patent license, software licenses, know-how licenses, trade names, trademarks, copyrights, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications owned, used by or expected to be used by OBI in the operation of its business (collectively the "Intellectual Property"). No OBI Shareholder, except as stated in SCHEDULE 5.10(F), knows of any adverse claims affecting or with respect to the Intellectual Property. SCHEDULE 5.10(F) lists all notices or claims currently pending or received by OBI of any domestic or foreign letters patent, patent licenses and know-how licenses, trade marks, copyrights, copyright registrations, trade secrets or other confidential proprietary information. Except as set forth in SCHEDULE 5.10(F) hereto, no OBI Shareholder knows of any reasonable basis upon which a claim may be asserted against either OBI for infringement or breach of any domestic or foreign letters patent, patents, patent licenses and know-how licenses, trade names, trademark registrations, common law trademarks, service marks, copyrights, copyright registrations, trade secrets or other confidential proprietary information. No OBI Shareholder has knowledge, except as set forth on SCHEDULE 5.10(F), that any Person is infringing the Intellectual Property. Each material item of Intellectual Property owned or used by OBI or any of its respective Affiliates immediately prior to the Closing Date hereunder will be owned or available for use by OBI on identical terms and conditions immediately subsequent to the Closing Date.

     Section 5.11 VOTING REQUIREMENTS. The affirmative vote of two-thirds of the holders of the outstanding shares of OBI Common Stock present and entitled to vote on the Merger and the vote of a majority of the Southern Rentals Members entitled to vote on the Asset Purchase are the only votes of the holders of any class or series of OBI's capital stock and the only votes of any Southern Rentals Members, respectively, necessary to approve this Agreement and the transactions described herein.

     Section 5.12 SUPPLIERS AND CUSTOMERS. No OBI Shareholder has knowledge that (a) any supplier providing products, materials or services to OBI intends to cease selling such products, materials or services to OBI or to limit or reduce such sales to OBI or materially alter the terms or conditions of any such sales or (b) any customer of OBI intends to terminate, limit or reduce its business relations with OBI.

     Section 5.13 EMPLOYEE MATTERS.

          (a) SCHEDULE 5.13(A) sets forth with respect to OBI the name, title, current annual compensation rate (including bonus and commissions), current base salary rate, accrued bonus, accrued sick leave, accrued severance pay and accrued vacation benefits of each officer; organizational charts; employment, consulting, employee, confidentiality, non-competition and similar agreements; any employee handbook(s); and any reports or plans prepared or adopted pursuant to the Equal Employment Opportunity Act of 1972, as amended or Executive Order No. 11246.


          (b)  Each of the following is true:

               (i) OBI is in substantial compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, and is not engaged in any unfair labor practice within the meaning of
                    Section 9 of the National Labor Relations Act, and there is no proceeding pending or threatened, or any investigation pending or threatened against OBI relating to any thereof, and no OBI Shareholder has any knowledge of any basis for any such proceeding or investigation;

               (ii) none  of the employees  of  OBI  is  a  member  of,  or represented by, any labor union and there are no efforts being made to unionize any of such employees; and

               (iii)except as set forth  in  SCHEDULE 5.13(B), there are no charges or formal complaints of, or proceedings involving, discrimination or harassment (including but not limited to discrimination or harassment based upon sex, age, marital status, race, religion, color, creed, national origin, sexual preference, handicap or veteran status) pending or threatened and there are no informal or internal complaints thereof, nor is there any investigation thereof pending, including, but not limited to, investigations before the Equal Employment Opportunity Commission or any federal, state or local agency or court, with respect to OBI or Southern Rentals, and no OBI Shareholder has knowledge of any such investigation that is threatened.

     Section 5.14 EMPLOYEE BENEFIT PLANS.

          (a) SCHEDULE 5.14(A) lists each Employee Plan that OBI maintains, administers, contributes to, or has any contingent liability with respect to. OBI has provided a true and complete copy of each Employee Plan, current summary plan description, (and, if applicable, related trust documents) and all amendments thereto and written interpretations thereof together with each of the following with respect to each such Employee Plan: (i) the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto); (ii) the most recent actuarial report, if any, and trust reports; (iii) all material communications received from or sent to the IRS or the Department of Labor within the last two years (including a written description of any oral communications); (iv) the most recent IRS determination letter and the most recent application for a determination letter; (v) all insurance contracts or other funding arrangements; (vi) an actuarial study of any post-employment life or medical benefits, if any; and (vii) a five-year contribution history indicating the dollar amount contributed and the level of contribution as a percentage of compensation of covered participants for each profit sharing plan, stock bonus plan or other retirement plan to which OBI makes discretionary contributions in connection with each Employee Plan.

          (b) SCHEDULE 5.14(B) identifies each Benefit Arrangement that OBI maintains, administers, contributes to, or has any contingent liability with respect thereto. OBI has furnished to UNIFAB copies or descriptions of each Benefit Arrangement and any of the information set forth in Section 5.14(a) applicable to any such Benefit Arrangement. Each Benefit Arrangement has been maintained and administered in substantial compliance with its terms and with the requirements (including reporting requirements) prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

          (c) Benefits under any Employee Plan or Benefit Arrangement are as represented in said documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. OBI has not communicated to any employee or former employee any intention or commitment to modify any Employee Plan or Benefit Arrangement or to establish or implement any other employee or retiree benefit or compensation arrangement.

          (d) No Employee Plan is (i) a Multiemployer Plan, (ii) a Title IV Plan or (iii) is maintained in connection with any trust described in
Section 501(c)(9) of the Code. OBI has never maintained or become obligated to contribute to any employee benefit plan (i) that is subject to Title IV of ERISA, (ii) to which Section 412 of the Code applies, or
(iii) that is a Multiemployer Plan. OBI has not within the last five years engaged in, or is a successor corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA.

          (e)  Each  Employee  Plan  that is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and no event has occurred since such adoption that would adversely affect such qualification and each trust created in connection with each such Employee Plan forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. A favorable determination letter has been issued by the IRS as to the qualification of each such Employee Plan under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code. Each Employee Plan has been maintained and administered in compliance with its terms and with the requirements (including reporting requirements) prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

          (f) Neither OBI nor any trade or business under common control with OBI within the meaning of Section 414(b) or (c) of the Code prior to the Closing Date maintains any controlled group plan or other plan that is subject to Title IV of ERISA or subject to Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA.

          (g) Full payment has been made of all amounts that OBI is or has been required to have paid as contributions to or benefits due under any Employee Plan or Benefit Arrangement under applicable law or under the terms of any such plan or any arrangement.

          (h) Neither OBI nor any of its directors, managers, officers, employees or Affiliates has engaged in any transaction with respect to an Employee Plan that could subject OBI to a tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code. None of the assets of any Employee Plan are invested in employer securities or employer real property.

          (i) No OBI Shareholder has knowledge of facts or circumstances that might give rise to any liability under Title I of ERISA.

          (j) There is no litigation, administrative or arbitration proceeding or other dispute pending or threatened that involves any Employee Plan or Benefit Arrangement that could reasonably be expected to result in a liability to OBI or the Surviving Entity.

          (k) No employee or former employee of OBI will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of an award, vesting or exercise of an incentive award) or any fee or payment of any kind solely as a result of any of the transactions contemplated hereby, except as disclosed on
SCHEDULE 5.14(K), and no such disclosed payment constitutes a parachute payment described in Section 280G of the Code.

          (l) All group health plans of OBI have at all times fully complied with all applicable notification and continuation coverage requirements of Section 4980B(f) of the Code and Section 601 of ERISA, and the regulations promulgated thereunder. OBI has no current or projected liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees, or for any shareholder, member, director or manager who is not an employee, former employee or beneficiary thereof, except to the extent otherwise required by the continuation requirements of Section 4980B(f) of the Code and Section 601 of ERISA.

          (m) All group health plans (within the meaning of Section 5000(b)(1) of the Code) of OBI have at all times fully complied with, and have been maintained and operated in accordance with each of the health care requirements relating to portability, access, and renewability requirements of Sections 9801 through 9803 of the Code and Part 7 of Title I, Subtitle B of ERISA and the regulations promulgated thereunder.

          (n) All group health plans (within the meaning of Section 5000(b)(1) of the Code) of OBI have at all times fully complied with, and have been maintained and operated in accordance with each of the health care requirements relating to the benefits for mothers and newborns under
Section 9811 of the Code and Section 711 of ERISA and the regulations promulgated thereunder.

          (o) All group health plans (within the meaning of Section 5000(b)(1) of the Code) of OBI have at all times fully complied with, and have been maintained and operated in accordance with each of the health care requirements relating to the parity provisions applicable to mental health benefits under Section 9812 of the Code and Section 712 of ERISA and the regulations promulgated thereunder.

          (p) No employee or former employee, officer, director or manager of OBI is or will become entitled to receive any award under any discretionary or other bonus plan of OBI except for amounts reflected on the OBI Latest Balance Sheet.

     Section 5.15 TAX MATTERS. Each of the following is true with respect to OBI:

          (a) All Returns have been or will be timely filed by each of OBI when due in accordance with all applicable laws; all Taxes shown on the Returns have been or will be timely paid when due; the Returns have been properly completed in compliance with all applicable laws and regulations and completely and accurately reflected the facts regarding the income, expenses, properties, business and operations required to be shown thereon; the Returns are not subject to penalties under Section 6662 of the Code (or any corresponding provision of state, local or foreign tax law);

          (b) OBI has paid all Taxes required to be paid by it (whether or not shown on a Return) or for which it could be liable, whether to taxing authorities or to other persons under tax allocation agreements or otherwise, and the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to its income, properties, transactions or operations for any Pre-Closing Period as reflected on its books (including, without limitation, the OBI Latest Balance Sheet are adequate to cover such Taxes;

          (c) There are no agreements or consents currently in effect for the extension or waiver of the time (i) to file any Return or (ii) for assessment or collection of any Taxes relating to the income, properties or operations of OBI for any Pre-Closing Period, and OBI has not been requested to enter into any such agreement or consent;

          (d) Except as disclosed on SCHEDULE 5.15(D), there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of OBI;

          (e) All material elections with respect to Taxes affecting OBI, are set forth separately in SCHEDULE 5.15(E);

          (f) All Taxes that OBI are required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable;

          (g) SCHEDULE 5.15(G) hereto sets forth separately (A) the taxable years of each of OBI as to which the respective statutes of limitations with respect to Taxes have not expired, and (B) with respect to such taxable years sets forth those years for which examinations have not been completed, those years for which examinations are currently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. SCHEDULE 5.15(G) lists each state and foreign jurisdiction, respectively, in which OBI has, in the last three years, filed a Return, and no Return is required for any other state or foreign jurisdiction;

          (h) All tax deficiencies that have been asserted or claimed or proposed against OBI ("Tax Deficiencies") has been fully paid or finally settled, and no issue has been raised in any examination that, by application of similar principles, can be expected to result in the proposal or assertion of a Tax Deficiency for any other year not so examined;

          (i) Except as disclosed on SCHEDULE 5.15(I), no OBI Shareholder knows of facts that would constitute the basis for the proposal or assertion of any Tax Deficiencies for any unexamined year or for the recharacterization of any item of income, expense or deduction set forth on the applicable Returns and OBI has complied in all material respects with all applicable Tax laws;

          (j) OBI is not a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code Section 280G (or any comparable provision of state or local law);

          (k) OBI has not agreed, nor is it required, to make any adjustment under Code Section 481(a) (or any comparable provision of state or local law) by reason of a change in accounting method or otherwise;

          (l) OBI has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income law) apply to any disposition of any asset owned by it;

          (m) None of the assets of OBI are property that OBI is required to treat as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code;

          (n) None of the assets of OBI directly or indirectly secure any debt, the interest on which is tax exempt under Section 103(a) of the Code;

          (o) None of the assets of OBI are "tax-exempt use property" within the meaning of Section 168(h) of the Code;

          (p)  OBI  has not made a deemed dividend  election  under  former
Section 1.1502-32(f)(2) of the Treasury Regulations or a consent dividend election under Section 565 of the Code;

          (q) OBI has never been a member of an affiliated group filing consolidated returns other than a group of which OBI is the parent corporation;

          (r) There are no outstanding balances of deferred gain or loss accounts related to deferred intercompany transactions with respect to OBI under Sections 1.1502-13 or 1.1502-14 of the Treasury Regulations; and

          (s) OBI is not and has never been a party to any tax sharing agreement, has assumed the liability of any other person under contract or has any liability under Section 1.1502-6 of the Treasury Regulations or analogous state, local or foreign law.

     Section 5.16 LITIGATION. Except as disclosed on SCHEDULE 5.16 and excepting matters being defended by insurers and covered by insurance contracts maintained by OBI, copies of which insurance contracts have been supplied to UNIFAB, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of any of the OBI Shareholders, threatened before any court, any governmental agency or instrumentality or any arbitration panel, against or affecting OBI or any OBI director, manager, officer, or employee, and no OBI Shareholder knows of any basis therefor. OBI is not subject to any currently pending judgment, order or decree entered in any lawsuit or proceeding.

     Section 5.17 ENVIRONMENTAL COMPLIANCE.

          (a) To its knowledge, OBI possesses all necessary licenses, permits and other approvals and authorizations that are required under, and are, and at all times have been, in material compliance with such licenses, permits and other approvals and authorizations and are, and at all times have been, in material compliance with, all federal, state, local and foreign laws, common law duties, ordinances, codes and regulations relating to pollution or the protection of the environment (collectively, "Environmental Laws"), including without limitation all Environmental Laws governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge, manufacture, processing, distribution, handling or disposal of hazardous substances or wastes, and all Environmental Laws imposing record-keeping, maintenance, testing, inspection, notification and reporting requirements with respect to hazardous substances or wastes. For purposes of this Agreement, "hazardous substances" and "hazardous wastes" are materials defined as "hazardous substances," "hazardous wastes," "hazardous constituents," "toxic substances," or "radioactive materials" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1986, and any amendments thereto and regulations thereunder; (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6992, as amended by the Hazardous and Solid Waste Amendments of 1984, and any amendments thereto and regulations thereunder;
(iii) the Clean Air Act, 42 U.S.C. 7401, et. seq., and any amendments thereto and regulations thereunder; (iv) the Clean Water Act, 33 U.S.C. 1251, et. seq., and any amendments thereto and regulations thereunder; (v) the Toxic Substances Control Act, 15 U.S.C. <section>2601, et. seq.; (vi) the Atomic Energy Act, 42 U.S.C. <section>2011, et. seq.; (vii) the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701-2761, and any amendments thereto and regulations thereunder; and (viii) any other federal, state, local or foreign Environmental Law or regulation.

          (b) Except as disclosed in SCHEDULE 5.17(B), no Environmental Claims have been asserted within the past five years against OBI or any of its predecessors-in-interest regarding (i) the operations of OBI or any of its predecessors-in-interest, (ii) the assets of OBI or any of its predecessors-in-interest, or (iii) any properties now or previously owned or leased by OBI or any of its predecessors-in-interest. No Environmental Claims are pending or, to the knowledge of OBI, threatened against OBI or any of its predecessors-in-interest that are reasonably likely to result in Environmental Liabilities regarding (i) the operations of OBI or any of its predecessors-in-interest, (ii) the assets of OBI or any of its predecessors-in-interest, or (iii) any properties now or previously owned or leased by OBI or any of its predecessors-in-interest. No OBI Shareholder has knowledge of any Environmental Claims that have been asserted against any facilities that may have received Hazardous Materials generated by OBI or any of its predecessors-in-interest that are reasonably likely to result in an Environmental Liability.

          (c) Except as disclosed on SCHEDULE 5.17(C) or in an Environmental Report referred to in Section 5.17(f), there are no Hazardous Materials used, disposed of, discharged or stored by OBI, and any Hazardous Materials disclosed on SCHEDULE 5.17(C) as used, disposed of, discharged or stored are and have been so used, disposed of, discharged or stored in compliance with Environmental Laws. To the knowledge of each OBI Shareholder, there has been no Release (i) at any of the properties now or previously owned, operated or leased by OBI or any of its predecessors-in-interest, (ii) from any assets owned, leased or operated by OBI or any of its predecessors-in-interest, or (iii) at any disposal, storage or treatment facility that received Hazardous Materials generated by OBI or any of its predecessors-in-interest that is reasonably likely to result in an Environmental Liability. OBI has not engaged any person to handle, transport or dispose of Hazardous Materials on their behalf, and the disposal by OBI of its Hazardous Materials has been in compliance with all Environmental Laws.

          (d) To OBI's knowledge, there are no underground tanks, active or abandoned, of any type (including tanks storing gasoline, diesel fuel, oil or other petroleum products) or disposal sites for hazardous substances, hazardous wastes or any other waste, located on or under the real estate currently owned, leased or used by OBI and there were no such disposal sites located on or under the real estate previously owned, leased or used by OBI on the date of the sale thereof by OBI or during the period of lease for use by OBI.

          (e) To OBI's knowledge, there are no past or present events, conditions, circumstances, activities or practices that may interfere with or prevent continued compliance with Environmental Laws.

          (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses (collectively, "Environmental Reports") conducted by, or that are in the possession or control of, OBI that have been provided to a Governmental Entity in relation to any premises owned, operated or leased by OBI. OBI has caused UNIFAB to be provided with complete copies of any Environmental Reports referenced therein.

     Section 5.18 COMPLIANCE WITH LAW; PERMITS; SAFETY AND HEALTH. The representations made by the OBI Shareholders and the Southern Rentals Members in this Section 5.18 are to their knowledge only.

          (a) The operations and activities of OBI and the ownership and operation of the Assets by Southern Rentals comply in all material respects with all applicable laws, regulations, ordinances, rules or orders of any federal, state or local court or any governmental authority.

          (b) Each of OBI and Southern Rentals possesses all governmental licenses, permits and other governmental authorizations that are (i) required under all federal, state and local laws and regulations for the ownership, use and operation of its assets or (ii) otherwise necessary to permit the conduct of its business without interruption, and such licenses, permits and authorizations are in full force and effect and have been and are being complied with by OBI and Southern Rentals. Neither OBI nor Southern Rentals has received written notice of any violation of any of the terms or conditions of any such license, permit or authorization and there are no facts or circumstances that could form the basis of a revocation, claim, citation or allegation against it for a violation of any such license, permit or authorization. No such license, permit or authorization or any renewal thereof will be terminated, revoked, suspended, modified or limited in any respect as a result of the transactions contemplated by this Agreement. All such licenses, permits and authorizations are listed in
SCHEDULE 5.18(B) and copies thereof have been delivered to UNIFAB.

          (c) The property and assets of OBI and the Assets of Southern Rentals have been and are being operated in compliance in all material respects with all Applicable Laws designed to protect safety or health, or both, including, without limitation, the Occupational Safety and Health Act and the regulations promulgated pursuant thereto. Neither OBI nor Southern Rentals has received any written notice of any violation, deficiency, investigation or inquiry from any Governmental Entity, employer or third party under any such Applicable Law and no OBI Shareholder or Southern Rentals Member knows of any such investigation or inquiry that is planned or threatened.

     Section 5.19 TRANSACTIONS WITH RELATED PARTIES.   Except  for payments
to employees of salaries, wages and reimbursement of expenses incurred in the course of their employment and consistent with past practices,

          (a) SCHEDULE 5.19(A) lists all transactions between the date of the OBI Latest Balance Sheet and the date of this Agreement involving or for the benefit of OBI, on the one hand, and any person who is or was a shareholder, director, or officer of OBI or an Affiliate of such shareholder, director, or officer on the other hand, including (i) any debtor or creditor relationship, (ii) any transfer or lease of real or personal property, (iii) wages, salaries, commissions, bonuses and agreements relating to employment, and (iv) purchases or sales of products or services.

          (b) SCHEDULE 5.19(B) lists (i) all material agreements, debts, obligations, and claims of any nature that any person who is or was a shareholder, director, or officer of OBI or an Affiliate of such shareholder, director or officer has with, from, or against OBI as of the date of this Agreement that are not specifically identified on the OBI Latest Balance Sheet and (ii) all material agreements, debts, obligations, and claims of any nature that OBI has with, from, or against any person who is or was a shareholder, director or officer of OBI or Affiliate of such shareholder, director or officer as of the date of this Agreement that are not specifically identified on the OBI Latest Balance Sheet.

     Section 5.20 BROKER'S AND FINDER'S FEE. Except as set forth in the letter agreement dated April 2, 1998, between OBI and Simmons & Company International (the "Simmons Agreement"), no agent, broker, Person or firm acting on behalf of OBI or Southern Rentals is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

     Section 5.21 INSURANCE. The insurance maintained by OBI on its assets, business and personnel is of the kind and amount reasonable and adequate for the business of OBI, is in accordance with the good business practice standards of the industry in which OBI operates, and is under policies currently in effect issued by financially sound insurers of recognized responsibility. The material insurance policies (other than the employee benefit insurance policies listed on Schedule 5.14) maintained by OBI, together with their respective policy limits and deductibles, are listed on SCHEDULE 5.21. All such policies will be in effect on the Closing Date. The business of OBI has been conducted in a manner so as to conform in all material respects to all applicable provisions of such
insurance  policies.   All  premiums  due, for  which  invoices  have  been
received, have been currently paid or provided for, and none of the policies contains retroactive premium adjustment provisions. OBI is not in default with respect to any such policy. OBI has not failed to give any notice or present any claim under any such policy in a due and timely manner. There are no outstanding unpaid claims or matters that could reasonably be anticipated to become claims under any such policy other than any pending claims or matters listed on SCHEDULE 5.21. OBI has not received notice of cancellation or non-renewal of any insurance policy or any notice that coverage has been or may be denied with respect to any outstanding claim by or against it (other than routine reservation of rights notices by insurers in circumstances under which OBI has no reason to believe that the insurer reserving its rights will actually subsequently dispute coverage).

     Section 5.22 MATERIALITY. Where representations and warranties are made in Article 5 the performance and fulfillment of which are qualified as to materiality, such qualification as to all such representations and warranties does not, in the aggregate, have a Material Adverse Effect.

     Section 5.23 DISCLOSURE. To the knowledge of each OBI Shareholder and each Southern Rentals Member, no representations or warranties by any of them in this Agreement and no statement contained in any document (including, without limitation, the financial statements, certificates, or other writings) furnished or to be furnished by OBI or Southern Rentals to UNIFAB or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     Section 5.24 REPRESENTATION; UNIFAB DISCLOSURE DOCUMENTS. Each of OBI, the OBI Shareholders, Southern Rentals and the Southern Rentals Members has been represented by competent and experienced legal counsel in connection with the negotiation and execution of this agreement, has been granted the opportunity to make a thorough investigation of and to obtain information with respect to the business and affairs of UNIFAB, and has availed itself of such opportunity either directly or through legal counsel and other authorized representatives. OBI, the OBI Shareholders, Southern Rentals and the Southern Rentals Members acknowledge that they have received from UNIFAB and have reviewed with their representatives a copy of each of the following documents (the "UNIFAB Disclosure Documents"):
UNIFAB's prospectus dated September 18, 1997 relating to 2,815,000 shares of UNIFAB International, Inc. Common Stock; UNIFAB's reports to the SEC on Form 10-Q for the quarters ended September 30, 1997, December 31, 1997, June 30, 1998, September 30, 1998 and December 31, 1998; UNIFAB's reports on Form 8-K filed with the SEC on February 20, 1998 (as amended by means of a Form 8-K/A filed with the SEC on April 22, 1998) and on August 10, 1998 (as amended by means of a Form 8-K/A filed with the SEC on October 9,
1998); and UNIFAB's Form 10-K for the fiscal year ended March 31, 1998. OBI, the OBI Shareholders, Southern Rentals and the Southern Rentals Members acknowledge that they have received and reviewed, with adequate time to do so, this Agreement, the UNIFAB Disclosure Documents, and such additional information with respect to UNIFAB and the transactions contemplated by this Agreement as they or their representatives have requested.

       ARTICLE 6.  ADDITIONAL REPRESENTATIONS AND WARRANTIES
           OF THE OBI SHAREHOLDERS AND SOUTHERN RENTALS

     Each OBI Shareholder also hereby represents and warrants to and agrees with UNIFAB and OBI as of the date hereof and as of the Closing Date, as follows, and Southern Rentals also hereby represents and warrants to and agrees with UNIFAB and Sub as of the date hereof and of the Closing Date, as set forth in Sections 6.2 through 6.4:

     Section 6.1 OWNERSHIP AND TRANSFER  OF  SHARES.   Each OBI Shareholder
(a) is the lawful owner of the number of shares of OBI Common Stock listed opposite his name in SCHEDULE 6.1 hereof, free and clear of all Liens, encumbrances, restrictions and claims of every kind (other than the security interest that secures the Entities' indebtedness to UNIFAB under the Loan Agreement); (b) has the absolute legal right, power and authority to enter into this Agreement and to sell, assign, transfer, convey and deliver the shares of OBI Common Stock so owned pursuant to this Agreement;
(c) is not a party to any option, warrant, purchase right, stock transfer restriction, shareholder agreement, or other contract or commitment that could require him to sell, transfer, or otherwise dispose of any capital stock of OBI (other than this Agreement or the Loan Agreement); (d) is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of OBI; and (e) at the Effective Time, UNIFAB will obtain record and beneficial ownership of all shares of capital stock of OBI listed opposite each OBI Shareholder's name in
SCHEDULE 6.1 hereto, after giving effect to the Merger, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands.

     Section 6.2 UNIFAB RELIANCE. Each of the OBI Shareholders and Southern Rentals understands that UNIFAB in issuing the shares of UNIFAB Common Stock pursuant to this Agreement is relying upon, among other things, the representations warranties and agreements contained in this
Article in concluding that such issuance does not require compliance with the registration requirements of the Securities Act.

     Section 6.3 RESTRICTIVE LEGEND. The OBI Shareholders and Southern Rentals understand and agree that all certificates evidencing shares of UNIFAB Common Stock to be issued to them hereunder will bear restrictive legends in substantially the following form:

     The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state law, and may not be transferred without registration under the Act and any such state law or an opinion of counsel satisfactory to the issuer of such securities that registration is not required.

     Section 6.4 INVESTMENT REPRESENTATIONS. (a) Each of the OBI Shareholders and Southern Rentals is acquiring shares of UNIFAB Common Stock pursuant hereto for investment for its own accounts and has no present intention of reselling or otherwise distributing or participating in a distribution of such shares, except Southern Rentals may distribute the shares of UNIFAB Common Stock to be acquired by it hereunder to the Southern Rentals Members upon the liquidation or dissolution of Southern Rentals; (b) each of the OBI Shareholders and Southern Rentals understands that such shares will not be registered under the Securities Act, that such shares will be "restricted securities" as that term is used in Rule 144 of the SEC under the Securities Act ("Rule 144") and that such shares may not be transferred unless they are subsequently registered under the Securities Act and under any applicable State securities law or are transferred in a transfer that is exempt from such registration; (c) UNIFAB is not obligated by this Agreement to register such shares under the Securities Act or under any such state laws and UNIFAB will, as a condition to the transfer of any such shares, require that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to UNIFAB, to the effect that the proposed transfer does not result in a violation of the Securities Act or any applicable state securities law, unless such transfer is covered by an effective registration statement; (d) such shares of UNIFAB Common Stock may not be sold publicly in reliance on the exemption from registration under the Securities Act afforded by Rule 144 unless and until the minimum holding period (currently one year) and other requirements of Rule 144 have been satisfied; and (e) each of the OBI Shareholders and Southern Rentals either (x) is an "accredited investor," as that term is defined in Rule 501(a) promulgated by the SEC under the Securities Act, or (y) has such knowledge and experience in financial and business matters that such person is capable of evaluating the risks and merits of an investment in UNIFAB.

   ARTICLE 7.  REPRESENTATIONS AND WARRANTIES OF UNIFAB AND SUB

     UNIFAB and Sub represent and warrant to and agree with OBI, Southern Rentals, the OBI Shareholders, and the Southern Rentals Members, as of the date hereof and as of the Closing Date, as follows:

     Section 7.1 ORGANIZATION. Each of UNIFAB and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite power and authority to carry on its respective businesses as now being conducted and to own its respective properties. Each other member of the UNIFAB Affiliated Group is duly organized under the laws of the state or foreign nation of its organization and has all the requisite power and authority under the laws of such jurisdiction to carry on its business as now being conducted and to own its properties. Each member of the UNIFAB Affiliated Group is duly qualified to do business and is in good standing in each state and foreign jurisdiction in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except those jurisdictions, if any, in which the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.

     Section 7.2 CAPITALIZATION.

          (a) The authorized capital stock of UNIFAB consists exclusively of 25 million shares of capital stock, comprised of (i) 20 million shares of Common Stock, $.01 par value per share, of which 6,027,030 shares are issued and outstanding and no shares are held in its treasury, and (ii) 5 million shares of preferred stock, no par value per share, none of which are issued or outstanding. All of such issued and outstanding shares have been validly issued, are fully paid and nonassessable and were issued free of preemptive rights, in compliance with any rights of first refusal, and in compliance with all legal requirements.

          (b) UNIFAB is the sole shareholder of Sub and the owner of the entire equity interest of Sub.

     Section 7.3 AUTHORITY; ENFORCEABLE AGREEMENTS.

          (a) UNIFAB and Sub each has the requisite power and authority to enter into this Agreement and to consummate the transactions described herein. The execution and delivery of this Agreement by UNIFAB and Sub and the consummation by UNIFAB and Sub of the transactions described herein have been duly authorized by all necessary corporate action on the part of UNIFAB and on the part of Sub.

          (b) This Agreement has been duly executed and delivered by UNIFAB and Sub, and constitutes a valid and binding obligation of UNIFAB and Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles. The other agreements entered, or to be entered, into by UNIFAB and Sub in connection with this Agreement have been, or will be, duly executed and delivered by UNIFAB and Sub, and constitute, or will constitute, valid and binding obligations of UNIFAB and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

     Section 7.4 NO CONFLICTS OR CONSENTS.

          (a) Neither the execution, delivery or performance of this Agreement by UNIFAB or Sub nor the consummation of the transactions contemplated hereby will violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, or accelerate the performance required by, or result in the creation of any adverse claim against any of the properties or assets of any member of the UNIFAB Affiliated Group under, (i) the articles of incorporation, by-laws, articles of organization, operating agreements or other organizational documents of any member of the UNIFAB Affiliated Group, (ii) any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which any member of the UNIFAB Affiliated Group is a party, or by which any member of the UNIFAB Affiliated Group or any of its assets are bound, or (iii) any Applicable Law to which any member of the UNIFAB Affiliated Group is subject or by which any member of the UNIFAB Affiliated Group or any of the assets of the foregoing are bound that would, individually or in the aggregate, have a Material Adverse Effect.

          (b) No consent or approval of any Governmental Entity is required by or with respect to UNIFAB or any of its Subsidiaries in connection with the execution and delivery of this Agreement by UNIFAB or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for: (i) the filing and recordation requirements of the LBCL with respect to the Certificate of Merger and the filing of appropriate documents with the relevant authorities of other states in which UNIFAB or any of its Subsidiaries is qualified to do business and (ii) such other consents, orders, authorizations, registrations, declarations and filings, the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on UNIFAB or would not materially impair the ability of UNIFAB to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 7.5 SEC DOCUMENTS; FINANCIAL STATEMENTS; LIABILITIES.

          (a) UNIFAB has filed all required reports, schedules, forms, statements and other documents with the SEC since September 18, 1997. As of their respective dates, the UNIFAB Disclosure Documents, and any such reports, forms and documents filed by UNIFAB with the SEC after the date hereof, complied, or will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such UNIFAB Disclosure Documents, and, except to the extent that information contained in any UNIFAB Disclosure Document has been revised or superseded by a later filed UNIFAB Disclosure Document, none of such Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The UNIFAB Financial Statements included in the UNIFAB Disclosure Documents have been audited by the certified public accountants identified therein in accordance with generally accepted auditing standards, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, and present fairly the financial position of UNIFAB at such dates and the results of operations and cash flow for the periods then ended, except, in the case of the UNIFAB Interim Financial Statements, as permitted by Rule 10-01 of Regulation S-X of the SEC. Except as and to the extent set forth on the Latest UNIFAB Balance Sheet, including all notes thereto, UNIFAB does not have any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of UNIFAB or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising since the date of the UNIFAB Latest Balance Sheet and as permitted by this Agreement and that are not material individually or in the aggregate.

          (c)  The   UNIFAB   Latest  Balance  Sheet  includes  appropriate
reserves for all Taxes and other liabilities incurred as of such date but not yet payable.

          (d) Since the date of the UNIFAB Latest Balance Sheet, there has been no change that has had or is likely to have a Material Adverse Effect on UNIFAB.

     Section 7.6 LEGALITY OF UNIFAB COMMON STOCK. The UNIFAB Common Stock to be issued in connection with the Merger and the Asset Purchase, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable.

     Section 7.7 BROKER'S AND FINDER'S FEE. No agent, broker, Person or firm acting on behalf of UNIFAB is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

     Section 7.8 DISCLOSURE. To UNIFAB's knowledge, no representations or warranties by UNIFAB in this Agreement and no statement contained in any document (including, without limitation, the financial statements, certificates, or other writings) furnished or to be furnished by UNIFAB to OBI or Southern Rentals or any of their respective representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                 ARTICLE 8.  PRE-CLOSING COVENANTS

     Section 8.1 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE. During the period from the date of this Agreement through the Closing Date, each of OBI (and, with respect to OBI, the OBI Shareholders), Southern Rentals (and, with respect to Southern Rentals, the Southern Rentals Members), and UNIFAB shall use its best efforts to preserve the possession and control of all of its respective assets other than those assets consumed or disposed of for value in the ordinary course of business or pursuant to the terms of this Agreement, to maintain satisfactory relationships with its suppliers, customers, lenders, lessors, agents and other business relationships, to take all other actions reasonably necessary to preserve the good will of its business, and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement. Without the prior written consent of the other party, neither OBI, the OBI Shareholders, Southern Rentals, and the Southern Rentals Members, on the one hand, nor UNIFAB, on the other hand, shall commit or suffer to occur any act or omission that (i) would be inconsistent with the terms of this Agreement, (ii) would cause a breach of any agreement, commitment or covenant of such party contained in this Agreement in any material respect or (iii) would cause its representations and warranties contained in Articles 5, 6, and 7, respectively, to become untrue in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing Date each of OBI, Southern Rentals, and UNIFAB shall conduct its business only in the ordinary course as presently conducted and consistent with past practices and shall continue to use its best efforts to develop business for the UNIFAB International West, L.L.C. facility in Lake Charles, Louisiana, under the terms of a certain joint venture letter among such parties. During the period from the date of this Agreement through the Closing Date,
(i) neither OBI nor Southern Rentals shall make any loan, advance or other distribution to OBI Shareholders or Southern Rentals Members unless agreed to in writing by UNIFAB and (ii) neither OBI nor Southern Rentals will issue or sell or commit itself to issue or sell any additional shares of OBI Common Stock or Southern Rentals Membership Interests, respectively, or any securities convertible into or exchangeable for such securities.

     Section 8.2 NO SOLICITATIONS.

          (a) Neither OBI, Southern Rentals, any OBI Shareholder, nor any Southern Rentals Member will directly or indirectly, either individually or through any officer, director, manager, employee, representative, agent or Affiliate, (i) initiate, solicit, encourage or otherwise facilitate the initiation or submission of any inquiries, proposals or offers that constitute or may reasonably be expected to lead to an Acquisition Proposal (as defined below), (ii) enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or (iii) agree to, approve, recommend, or endorse any Acquisition Proposal.

          (b) For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving OBI or Southern
Rentals: (i) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, asset purchase, liquidation, dissolution, or other similar transaction involving, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, all or any significant portion of the assets or 10% or more of the equity securities of OBI or Southern Rentals in a single transaction or series of related transactions that could reasonably be expected to interfere with the completion of the Merger or the Asset Purchase; (ii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of OBI or Southern Rentals; or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          (c) Each of OBI, Southern Rentals, the OBI Shareholders, and the Southern Rentals Members will promptly notify UNIFAB after receipt of any Acquisition proposal or any request for nonpublic information relating to OBI or Southern Rentals or any of their respective Subsidiaries in connection with an Acquisition Proposal or for access to any of the premises, books or records of OBI or Southern Rentals or any of their respective Subsidiaries by any person or entity that informs OBI or Southern Rentals or their respective board of directors or managers, formally or informally, that it is considering making, or has made, an Acquisition Proposal. Such notice to UNIFAB will be made orally and in writing and will indicate in reasonable detail the identity of the offering party and the terms and conditions of such proposal, inquiry or contact; except such disclosure will be made to UNIFAB only to the extent such disclosure does not violate the fiduciary responsibilities of the board of directors or managers of OBI or Southern Rentals, as the case may be, after being advised by its legal counsel, in which case OBI or Southern Rentals will provide UNIFAB with a summary of the terms and conditions of such proposal, inquiry or contact.

     Section 8.3 PUBLIC STATEMENTS; CONFIDENTIALITY.

          (a) The Entities, on the one hand, and UNIFAB, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to any transactions described in this Agreement, including the Merger and the Asset Purchase, and will not issue any such press releases or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to a listing agreement with NASDAQ.

          (b) Until the Closing Date and subsequent to any termination of this Agreement pursuant to Section 13.1, neither UNIFAB nor either of the Entities will use (except in evaluating the transactions contemplated by this Agreement) and each of UNIFAB and the Entities will keep confidential and will not disclose to any third party any information obtained by it from the other party or its representatives in connection with this Agreement except (i) that information may be disclosed by each party to its advisors in connection with the negotiation of and the performance of the transactions contemplated by this Agreement or (ii) to the extent that such information is or becomes generally available to the public through no act or omission of such party.

     Section 8.4  ACCESS  TO  PROPERTIES  AND  RECORDS;  ENVIRONMENTAL  DUE
DILIGENCE.

          (a) Until the Closing Date, each of the Entities shall allow UNIFAB and its authorized representatives full access, during normal business hours and on reasonable notice, to all of the properties, offices, equipment, inventory and other assets, documents, files, books and records of the Entities to permit UNIFAB a full opportunity to make such investigation and inspection as it desires of the businesses and assets of the Entities. The Entities, the OBI Shareholders and the Southern Rentals Members will make full disclosure of all material facts affecting the businesses of the Entities and will use their best efforts to cause the employees, counsel and independent public accountants of each of the Entities to be available upon reasonable notice to answer questions of UNIFAB's representatives concerning the businesses and affairs of the Entities and shall further use their best efforts and cause them to make available all relevant books and records in connection with such inspection and examination, including, without limitation, work papers for all audits and reviews of financial statements of each of the Entities.

          (b) During the period from the date of this Agreement through and including the Closing Date, UNIFAB will have the right at its sole cost, risk and expense to make, or cause to be made, an environmental assessment of the operations and physical premises of the Entities. To the extent the obligations hereunder would not require the interruption of existing services or materially interfere with customer relationships, the Entities will fully cooperate in affording access to their physical premises to permit UNIFAB or its agents to ascertain the general environmental condition of such physical premises and operations.

     Section 8.5 CONSULTATION AND REPORTING. During the period from the date of this Agreement to the Closing Date, each of OBI, Southern Rentals and UNIFAB will confer on a regular and frequent basis with each other to report material operational matters and to report on the general status of ongoing operations. Each of OBI, Southern Rentals and UNIFAB will notify each other promptly of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations, adjudicatory proceedings, or hearings (or communications indicating that the same may be contemplated) and will keep the other fully informed of such events and permit its representatives prompt access to all materials prepared by or on behalf of such party or served on them, in connection therewith.

     Section 8.6 NOTIFICATION OF CHANGES.

          (a) Each of the Entities, the OBI Shareholders and the Southern Rentals Members will promptly notify UNIFAB of any event that causes any representation or warranty given by the Entities, the OBI Shareholders or the Southern Rentals Members in Articles 5 or 6 to become untrue. UNIFAB will promptly notify each of the Entities, the OBI Shareholders, and the Southern Rentals Members of any event that causes any representation or warranty given by UNIFAB and Sub in Article 7 to become untrue.

          (b) The Entities, the OBI Shareholders, the Southern Rentals Members and UNIFAB will each have the right until the Closing to supplement or amend any of the Schedules described in Articles 5, 6, or 7 with respect to any matter arising or discovered after the date of this Agreement that, if existing or known on the date of this Agreement, would have been required to be set forth or described in such Schedules. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Article 10 have been fulfilled, the Schedules will be deemed to include only that information contained therein on the date of this Agreement and will be deemed to exclude all information contained in any supplement or amendment thereto, except to the extent that they reflect an event or condition that would be beneficial to the other party; provided, however, that if the Closing occurs, then all matters disclosed pursuant to any such supplement or amendment will be deemed included in the Schedules at Closing (without necessity of a written waiver or other action on the part of any party) and to modify the applicable representations and warranties for all purposes.

     Section 8.7 SUB SHAREHOLDER APPROVAL. UNIFAB, as the sole shareholder of Sub, will take all action necessary to effect approval by Sub of this Agreement.

     Section 8.8 BONUSES. Bonuses paid to OBI employees with respect to the calendar year 1998 shall not exceed those set forth in SCHEDULE 8.8.

                ARTICLE 9.  POST-CLOSING COVENANTS

     TAX-FREE REORGANIZATION. UNIFAB and the OBI Shareholders are entering into this Agreement with the intention that the Merger qualify as a tax-free reorganization for federal income tax purposes and neither the OBI Shareholders nor UNIFAB will take any actions that disqualify the Merger for such treatment.

                  ARTICLE 10.  CLOSING CONDITIONS

     Section 10.1 CONDITIONS APPLICABLE TO ALL PARTIES. The obligations of each of the parties hereto to effect the Merger, the Asset Purchase and the other transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions at or prior to the
Closing:

          (a) NO RESTRAINING ACTION. No action, suit, or proceeding before any court or governmental or regulatory authority will be pending, no investigation by any governmental or regulatory authority will have been commenced, and no action, suit or proceeding by any governmental or regulatory authority will have been threatened, against OBI, any OBI Shareholder, Southern Rentals, any Southern Rentals Member, UNIFAB or any of the principals, officers, managers or directors of OBI, Southern Rentals or UNIFAB seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

          (b) STATUTORY REQUIREMENTS AND REGULATORY APPROVAL. All statutory requirements under Section 112 or the LBCL and Section 1358-1360 of the LLCL for valid consummation of the Merger will have been fulfilled and all appropriate orders, consents and approvals from all regulatory agencies and other governmental authorities whose order, consent or approval is required by law for the consummation of the Merger and the Asset Purchase will have been received.

     Section 10.2 CONDITIONS TO UNIFAB'S OBLIGATIONS. The obligations of UNIFAB to effect the Merger, the Asset Purchase and the other transactions contemplated by this Agreement are also subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

          (a)  REPRESENTATIONS,   WARRANTIES   AND   COVENANTS.   (i)   All
representations and warranties of OBI, Southern Rentals, the OBI Shareholders and the Southern Rentals Members in this Agreement or in any certificate or document delivered to UNIFAB pursuant hereto (without regard to any Schedule updates furnished by OBI, Southern Rentals, the OBI Shareholders or the Southern Rentals Members after the date hereof, as contemplated by Section 8.6(b)), if made on and as of the Closing Date, would then be true and correct in all material respects, (ii) UNIFAB and Sub shall have received a certificate of the president of OBI, the president of Southern Rentals, each OBI Shareholder and each Southern Rentals Member that all representations and warranties of such persons, respectively, in this Agreement, in any certificate or document delivered to UNIFAB or Sub pursuant hereto, as supplemented by any Schedule updates furnished after the date hereof, as contemplated by Section 8.6(b), if made on and as of the Closing Date, would then be true and correct in all material respects, and (iii) OBI, Southern Rentals, the OBI Shareholders and the Southern Rentals Members will have performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by them, respectively, prior to or on the Closing Date.

          (b) NO MATERIAL ADVERSE CHANGE. UNIFAB will have completed its due diligence review of the assets and operations of the Entities to its satisfaction and there will not have occurred any event or circumstance resulting in a Material Adverse Effect from the dates of the OBI Latest Balance Sheet and the Southern Rentals Latest Balance Sheet to the Closing Date in the financial condition or prospects, results of operations, properties or businesses of either of the Entities.

          (c) CONSENTS AND APPROVALS. All governmental and other third-party consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement, or to permit the continued operation of the businesses of OBI and the Assets of Southern Rentals in substantially the same manner after the Closing Date as before, shall have been received.

          (d) DEBT LIMITATION. OBI's aggregate indebtedness shall not exceed $ 2 million, except as consented to in writing by UNIFAB, which consent will not be unreasonably withheld.

          (e)  NO TAXABLE GAIN.   UNIFAB shall be reasonably satisfied that
no taxable gain will be recognized by UNIFAB, Sub or OBI as a result of the Merger under any applicable Tax law or regulation.

          (f) EMPLOYMENT AND NONCOMPETITION AGREEMENTS. UNIFAB shall have received an employment agreement, substantially in the form attached hereto as EXHIBIT 10.2(F)(1), from Poch<e'>, an employment agreement, substantially in the form attached hereto as EXHIBIT 10.2(F)(2), from Patout, an employment agreement, substantially in the form attached hereto as EXHIBIT 10.2(F)(3), from R.J. Verret, and an employment agreement, substantially in the form attached hereto as EXHIBIT 10.2(F)(4), from Kenneth Legnon, and UNIFAB shall have received noncompetition, nonsolicitation, invention and secrecy agreements, substantially in the form attached hereto as EXHIBIT 10.2(F)(5), from Poch<e'>, Patout, R.J. Verret, and Kenneth Legnon.

          (g) OPINION OF COUNSEL. UNIFAB shall have received from Onebane, Bernard, Torian, Diaz, McNamara & Abell, counsel to OBI, Southern Rentals, the OBI Shareholders and the Southern Rentals Members, an opinion, dated as of the Closing Date, to the effect set forth in EXHIBIT 10.2(G).

          (h) OFFICER'S CERTIFICATES. UNIFAB shall have received (i) a certificate of the secretary of OBI dated as of the Closing Date as to the incumbency of all the OBI officers and true and correct copies of the articles of incorporation and by-laws of OBI and the resolutions of the board of directors and shareholders of OBI authorizing the execution and delivery by OBI of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated herein and in such documents and (ii) a certificate of a manager of Southern Rentals dated as of the Closing Date as to the incumbency of all the Southern Rentals managers and true and correct copies of the articles of organization and operating agreement of Southern Rentals and the resolutions of the managers and members of Southern Rentals authorizing the execution and delivery by Southern Rentals of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated herein and in such documents.

          (i)  NO  OBLIGATIONS  TO  BROKERS  AND  FINDERS.   UNIFAB,   OBI,
Southern Rentals, and Simmons & Company International will have entered into a letter agreement in the form set forth in EXHIBIT 10.2(I).

          (j)  EQUIPMENT STORAGE.   UNIFAB  and  Poch<e'> will have entered
into a lease agreement in the form set forth in EXHIBIT 10.2(J).

          (k) PATENT APPLICATIONS. OBI and R.J. Verret will have entered into an assignment of patent application in the form set forth in EXHIBIT 10.2(K)(1), OBI, R.J. Verret, and Herman J. Schellstede ("Schellstede") will have entered into an assignment of patent application in the form set forth in EXHIBIT 10.2(K)(2), and OBI, Patout, and Schellstede will have entered into an assignment of patent application in the form set forth in
EXHIBIT 10.2(K)(3).

     Section 10.3 CONDITIONS TO THE OBLIGATIONS OF OBI, SOUTHERN RENTALS, THE OBI SHAREHOLDERS AND THE SOUTHERN RENTALS MEMBERS. The obligations of OBI, Southern Rentals, the OBI Shareholders and the Southern Rentals Members to effect the Merger, the Asset Purchase and the other transactions contemplated by this Agreement are also subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of UNIFAB and Sub in this Agreement or in any certificate or document delivered to OBI, Southern Rentals, the OBI Shareholders or Southern Rentals Members, pursuant hereto (without regard to any Schedule updates furnished by UNIFAB or Sub after the date hereof, as contemplated by Section 8.6(b)), if made on and as of the Closing Date, would then be true and correct in all material respects, (ii) OBI, Southern Rentals, the OBI Shareholders, and the Southern Rentals Members shall have received a certificate of the president of UNIFAB and an officer of Sub that all representations and warranties of such entities in this Agreement, in any certificate or document delivered to OBI, Southern Rentals, the OBI Shareholders, and the Southern Rentals Members pursuant hereto, as supplemented by any Schedule updates furnished after the date hereof, as contemplated by Section 8.6(b), if made on and as of the Closing Date, would then be true and correct in all material respects, and (iii) UNIFAB and Sub shall have performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

          (b) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any event or circumstance resulting in a Material Adverse Effect from the date of the UNIFAB Latest Balance Sheet to the Closing Date in the financial conditions or prospects, results of operations or business of UNIFAB.

          (c) CONSENTS AND APPROVALS. All governmental and other third-party consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

          (d) OPINION OF COUNSEL. OBI, Southern Rentals, the OBI Shareholders and the Southern Rentals Members shall have received from Jones, Walker, Waechter, Poitevent, Carr<e`>re & Den<e`>gre, L.L.P., counsel for UNIFAB, an opinion, dated as of the Closing Date, to the effect set forth in EXHIBIT 10.3(D).

          (e) NO TAXABLE GAIN. The OBI Shareholders shall be reasonably satisfied that they will not recognize any taxable gain as a result and upon the occurrence of the Merger under any applicable Tax law or regulation.

          (f) OFFICER'S CERTIFICATE. OBI, Southern Rentals, the OBI Shareholders and the Southern Rentals Members shall have received a certificate of the secretary of UNIFAB dated as of the Closing Date as to true and correct copies of the resolutions of the board of directors of UNIFAB authorizing the execution and delivery by UNIFAB of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated herein and in such documents.

          (g) PAYMENT OF FEE. OBI shall have paid a fee of not more than $250,000 to Simmons & Company International for all services rendered by Simmons & Company International pursuant to the Simmons Agreement.

     Section 10.4  WAIVER  OF  CONDITIONS.   Any  condition  to  a  party's
obligation to effect the Merger or the Asset Purchase hereunder may be waived by that party.

        ARTICLE 11.  SURVIVAL OF REPRESENTATIONS; INDEMNITY

     Section 11.1 POST-CLOSING REMEDIES. After the Effective Time, in the absence of fraud, the provisions of this Article 11 will constitute the exclusive remedies of the parties for any breach of or non-compliance with any of the representations, warranties or agreements set forth in Articles 5, 6, or 7 or any certificate delivered pursuant to Section 10.2 or Section
10.3 of this Agreement.

     Section 11.2 INDEMNIFICATION BY OBI SHAREHOLDERS.

          (a) The OBI Shareholders agree, jointly, severally and with the intention of being bound IN SOLIDO, to indemnify, defend, protect and hold harmless UNIFAB and the Surviving Entity from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including but not limited to reasonable attorneys' fees and expenses of investigation) (collectively, "Damages") incurred by either or both of UNIFAB or the Surviving Entity as a result of or incident to any breach or non-fulfillment of any representation, warranty or agreement made by OBI or the OBI Shareholders in Articles 5 or 6 or any certificate delivered by OBI or the OBI Shareholders pursuant to Section 10.2 hereof; provided, however, that in the absence of fraud and except as provided in
Section 11.2(b), the recourse of UNIFAB and the Surviving Entity against the OBI Shareholders for such Damages shall be limited to recourse against the Merger Escrow Shares in accordance with the procedures set forth in
Section 11.7 and the liability of any OBI Shareholder for such Damages shall be limited to the Indemnity Value of the Merger Escrow Shares attributable to such OBI Shareholder.

          (b) Notwithstanding the proviso to Section 11.2(a), the limit of the liability of any OBI Shareholder to UNIFAB and the Surviving Entity for Damages caused by the breach or non-fulfillment of any representation, warranty or agreement made by OBI or the OBI Shareholders in Section 5.3 (CAPITALIZATION), Section 5.15 (TAX MATTERS), Section 5.16 (LITIGATION) and
Section 6.1 (OWNERSHIP AND TRANSFER OF SHARES) shall be, in the aggregate, the Indemnity Value of all of the shares of UNIFAB Common Stock constituting the Merger Consideration and the Asset Purchase Consideration attributable to such OBI Shareholder and such liability shall terminate on the third anniversary of the Closing Date, except as to Indemnity Claims made on or prior to such third anniversary; provided, however, that each OBI Shareholder's obligations with respect to any breach or non-fulfillment of a representation, warranty or agreement made by him in Section 6.1 will not be limited as to amount and will continue until the expiration of the applicable prescriptive period.

     Section 11.3 INDEMNIFICATION BY SOUTHERN RENTALS AND SOUTHERN RENTALS MEMBERS.

          (a) Southern Rentals and the Southern Rentals Members agree, jointly, severally and with the intention of being bound IN SOLIDO, to indemnify, defend, protect and hold harmless UNIFAB and the Surviving Entity from and against all Damages incurred by either or both of UNIFAB or the Surviving Entity as a result of or incident to any breach or non-fulfillment of any representation, warranty or agreement made by Southern Rentals or the Southern Rentals Members in Articles 5 or 6 or any certificate delivered by Southern Rentals or the Southern Rentals Members pursuant to Section 10.2 hereof; provided, however, that in the absence of fraud and except as provided in Section 11.3(b), the recourse of UNIFAB and the Surviving Entity against Southern Rentals for such Damages shall be limited to recourse against the Asset Purchase Escrow Shares in accordance with the procedures set forth in Section 11.8 and the liability of any Southern Rentals Member for such Damages shall be limited to the Indemnity Value of the Asset Purchase Escrow Shares attributable to such Southern Rentals Member.

          (b) Notwithstanding the proviso to Section 11.3(a), (i) the limit of the liability of Southern Rentals to UNIFAB and the Surviving Entity for Damages caused by the breach or non-fulfillment of any representation, warranty or agreement made by Southern Rentals in Section 5.10(b), not including the first sentence thereof, shall be, in the aggregate, the Indemnity Value of all of the shares of UNIFAB Common Stock constituting the Merger Consideration and the Asset Purchase Consideration,
(ii) the liability of any Southern Rentals Member to UNIFAB or the Surviving Entity for such Damages shall not exceed, in the aggregate, the Indemnity Value of all of the shares of UNIFAB Common Stock constituting the Merger Consideration and the Asset Purchase Consideration attributable to such Southern Rentals Member and (iii) such liability of Southern
Rentals and the Southern Rentals Members shall continue until the expiration of the applicable prescriptive period.

     Section 11.4 INDEMNIFICATION BY UNIFAB TO OBI SHAREHOLDERS. UNIFAB covenants and agrees that it will indemnify, defend, protect and hold harmless each OBI Shareholder from and against all Damages incurred by such OBI Shareholder as a result of or incident to any breach or non-fulfillment of any representation, warranty or agreement of UNIFAB or Sub to the OBI Shareholders set forth in Article 7 or in any certificate delivered to the OBI Shareholders pursuant to Section 10.3; provided, however, that in the absence of fraud (i) UNIFAB will not have liability to any OBI Shareholder under this Section 11.4 for Damages that in the aggregate exceed the Indemnity Value of the Merger Closing Shares and the Merger Escrow Shares of such OBI Shareholder and (ii) no Indemnity Claim may be made by such OBI Shareholder after the third anniversary of the Closing Date.

    Section 11.5 INDEMNIFICATION BY UNIFAB TO SOUTHERN RENTALS AND SOUTHERN RENTALS MEMBERS. UNIFAB covenants and agrees that it will indemnify, defend, protect and hold harmless Southern Rentals, each Southern Rentals Member and the Southern Rentals Beneficial Owners from and against the Assumed Liability and all Damages incurred by Southern Rentals or any such Southern Rentals Member or the Southern Rentals Beneficial Owners as a result of or incident to any breach or non-fulfillment of any representation, warranty or agreement of UNIFAB or Sub to Southern Rentals and the Southern Rentals Members set forth in Article 7 or in any certificate delivered to Southern Rentals and the Southern Rentals Members pursuant to Section 10.3; provided, however, that, in the absence of fraud,
(i) UNIFAB will  not  have  any  liability  to  Southern Rentals under this
Section 11.5 for Damages that in the aggregate exceed the Indemnity Value of the Asset Purchase Closing Shares and the Asset Purchase Escrow Shares,
(ii) UNIFAB will not have any liability to a Southern Rentals Member under this Section 11.5 for Damages that in the aggregate exceed the Indemnity Value of the Asset Purchase Closing Shares and the Asset Purchase Escrow Shares attributable to such Southern Rentals Member and (iii) no Indemnity Claim may be made by Southern Rentals or any Southern Rentals Member after the third anniversary of the Closing Date.

     Section 11.6 INDEMNITY PROCEDURES.

          (a) Any party claiming indemnity for Damages under this Article 11 (the "Indemnified Party") will give prompt notice to the party by whom such indemnity is owed (the "Indemnifying Party") of the occurrence of any such Damages and of the nature and amount thereof (the "Indemnity Claim"); provided, however, that no party may claim indemnity for damages under this
Article 11 unless an Indemnity Claim (or two or more Indemnity Claims in the aggregate) exceeds $10,000. The Indemnifying Party will respond in writing to such notice within ten Business Days from the date that such notice of an Indemnity Claim is received to either (i) accept the Indemnity Claim as subject to the indemnities provided hereunder, or (ii) challenge the Indemnity Claim on the basis of either (A) the merits or (B) the amount of the Indemnity Claim. If the Indemnifying Party fails to respond within ten Business Days of receipt of the notice provided for herein, such failure to respond will be deemed acceptance under clause (i) of the immediately preceding sentence. Any Indemnity Claim so accepted by UNIFAB will be promptly paid in cash, subject to the applicable limitations set forth in Sections 11.4 and 11.5. Any Indemnity Claim so accepted by or on behalf of one or more of the OBI Shareholders will be paid as provided in
Section 11.7 subject  to  the  applicable  limitations set forth in Section
11.2. Any Indemnity Claim so accepted by or on behalf of Southern Rentals or one or more of the Southern Rentals Members will be paid as provided in
Section 11.8 subject to the applicable limitations  set  forth  in  Section
11.3.

          (b) If the Indemnifying Party challenges the Indemnity Claim under Section 11.6(a) above, the parties will attempt to resolve the challenge through negotiation in good faith. If the matter is not resolved within ten Business Days after notice of the Indemnifying Party's challenge is received by the Indemnified Party, either party may submit such matter to a single arbitrator. The arbitrator will be selected by the joint agreement of the parties, but if they do not agree within 20 calendar days of the lapse of the ten-Business Day period referred to above, the selection will be made in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). If no such arbitrator is appointed within 45 calendar days of any such request to such association, either party may apply to a court having jurisdiction to make such appointment. The arbitrator will conduct the arbitration in the Parish of Iberia, State of Louisiana, in accordance with the Rules and will make a final determination, to be provided in writing to each party, that resolves the dispute. The prevailing party will be entitled to recover from the other party the fees of the arbitrator and the administrative costs of the arbitration. The arbitrator will apply the statutory and decisional law of the State of Louisiana in substantially the same manner as do the courts of the State of Louisiana in the case of contracts made and wholly performed within that jurisdiction. All results of the arbitration proceeding will be final, conclusive and binding on all parties to this Agreement, and judgment upon the arbitrator's award may be entered in any court of the State of Louisiana having competent jurisdiction, unless such results or award are clearly erroneous on the record before the arbitrator. In the event of an arbitration award in favor of the
Indemnified  Party,  if  the  Indemnifying  Party  is:   (i)  UNIFAB,  such
arbitration award will be paid in cash, subject to the applicable limitations in Sections 11.4 and 11.5; (ii) one or more of the OBI Shareholders, such arbitration award will be paid as provided in Section 11.7; or (iii) Southern Rentals or one or more of the Southern Rentals Members, such arbitration award will be paid as provided in Section 11.8.

     Section 11.7 OBI ESCROW PROCEDURES.

          (a) After the Effective Time and the surrender by OBI Shareholders of the certificates representing their shares of OBI Common Stock pursuant to the provisions of Sections 2.3 and 2.4, UNIFAB will retain the Merger Escrow Shares in escrow to secure the indemnification provided under Section 11.2 above. Subject to the extensions provided in this Section 11.7, all of the Merger Escrow Shares of an OBI Shareholder placed in escrow will remain in escrow until the expiration of six months after the Closing Date (the "Partial Escrow Termination Date") and one-half of the Merger Escrow Shares of an OBI Shareholder placed in escrow will remain in escrow until the expiration of eighteen months after the Closing Date (the "Final Escrow Termination Date"). The term "OBI Extended Partial Escrow Termination Date" refers to the date upon which an Indemnity Claim that is not resolved as of the Partial Escrow Termination Date, of which the OBI Shareholder Representative or UNIFAB, as the case may be, receives notice on or before the Partial Escrow Termination Date, is either (i) resolved pursuant to Section 11.6(a) hereof or (ii) the subject of an arbitration award pursuant to Section 11.6(b) hereof. The term "OBI Extended Final Escrow Termination Date" refers to the date upon which an Indemnity Claim that is not resolved as of the Final Escrow Termination Date, of which the OBI Shareholder Representative or UNIFAB, as the case may be, receives notice on or before the Final Escrow Termination Date, is either (i) resolved pursuant to Section 11.6(a) hereof or (ii) the subject of an arbitration award pursuant to Section 11.6(b) hereof.

          (b) In all matters pertaining to the indemnification provisions of this Agreement applicable to the OBI Shareholders and the disposition of the Merger Escrow Shares in connection therewith, each OBI Shareholder hereby appoints and names Patout (or such other Person as will hereafter be appointed in writing by the OBI Shareholders holding a majority of the outstanding shares of OBI Common Stock immediately before the Effective Time and as will consent in writing to such appointment), as his authorized representative (the "OBI Shareholder Representative"), and vests the OBI Shareholder Representative with full power and authority to give and receive notices and otherwise act on his behalf with regard to all matters arising under this Article 11.

          (c) In the event of an Indemnity Claim under Section 11.2 that is either (i) accepted by the OBI Shareholder Representative or (ii) the subject of an arbitration award pursuant to Section 11.6(b) in favor of UNIFAB or the Surviving Entity, UNIFAB will cause the cancellation of the number of Merger Escrow Shares having Indemnity Value equal to the lesser of (x) the amount of the Indemnity Claim or (y) the aggregate Indemnity Value of the Merger Escrow Shares. In the event Merger Escrow Shares are canceled in accordance with this Section 11.7(c), such Merger Escrow Shares will be canceled pro rata among the OBI Shareholders.

          (d) On the Partial Escrow Termination Date, UNIFAB will (i) cancel the number of Merger Escrow Shares, if any, necessary to satisfy Indemnity Claims pursuant to Section 11.7(c) hereof and (ii) distribute the number of Merger Escrow Shares not canceled that are entitled to be released on the Partial Escrow Termination Date under Section 11.7(a) to each of the OBI Shareholders in the name of whom such Merger Escrow Shares are issued. Notwithstanding the provisions of the first sentence of this clause (d), however, in the event an Indemnity Claim is received by UNIFAB or the OBI Shareholder Representative, as the case may be, on or before the Partial Escrow Termination Date and at the Partial Escrow Termination Date is not either (A) satisfied in accordance with Section 11.7(c) hereof or
(B) the subject of an arbitration award sustaining a challenge by the OBI Shareholder Representative, UNIFAB will retain in safekeeping from the Merger Escrow Shares that are not canceled in accordance with the first sentence of this clause (d) until the OBI Extended Partial Escrow Termination Date a number of the Merger Escrow Shares that are scheduled to be released on the Partial Escrow Termination Date under Section 11.7(a) that will, in its discretion, be sufficient to satisfy the pending Indemnity Claim in the event it is satisfied pursuant to Section 11.7(c) hereof and distribute the balance of the Merger Escrow Shares that are scheduled to be released on the Partial Escrow Termination Date under
Section 11.7(a) to the OBI Shareholders. At the OBI Extended Partial Escrow Termination Date, UNIFAB will (x) cancel the number of retained Merger Escrow Shares, if any, necessary to satisfy the pending Indemnity Claim pursuant to Section 11.7(c) and (y) deliver the remaining retained Merger Escrow Shares that are scheduled to be released on the Partial Escrow Termination Date under Section 11.7(a) to the OBI Shareholders.

          (e) On the Final Escrow Termination Date, UNIFAB will (i) cancel the number of Merger Escrow Shares, if any, necessary to satisfy Indemnity Claims pursuant to Section 11.7(c) hereof and (ii) distribute the Merger Escrow Shares not canceled to each of the OBI Shareholders in the name of whom such Merger Escrow Shares are issued. Notwithstanding the provisions of the first sentence of this clause (e), however, in the event an Indemnity Claim is received by UNIFAB on the OBI Shareholder Representative, as the case may be, on or before the Final Escrow Termination Date and at the Final Escrow Termination Date is not either (A) satisfied in accordance with Section 11.7(c) hereof or (B) the subject of an arbitration award sustaining a challenge by the OBI Shareholder Representative, UNIFAB will retain in safekeeping from the Merger Escrow Shares that are not canceled in accordance with the first sentence of this clause (e) until the OBI Extended Final Escrow Termination Date a number of Merger Escrow Shares that will, in its discretion, be sufficient to satisfy the pending Indemnity Claim in the event it is satisfied pursuant to
Section 11.7(c) hereof and distribute the balance of the Merger Escrow Shares to the OBI Shareholders. At the OBI Extended Final Escrow Termination Date UNIFAB will (x) cancel the number of retained Merger Escrow Shares, if any, necessary to satisfy the pending Indemnity Claim pursuant to Section 11.7(c) and (y) deliver the remaining retained Merger Escrow Shares to the OBI Shareholders.

          (f) Each OBI Shareholder will deliver to UNIFAB as soon as practicable after the Closing, with respect to the Merger Escrow Shares, an executed stock power naming UNIFAB attorney-in-fact for such OBI Shareholder for the transfer of the Merger Escrow Shares.

     Section 11.8 SOUTHERN RENTALS ESCROW PROCEDURES.

          (a) After the Closing Date and the surrender by Southern Rentals or its designee or designees of the certificates representing its or its designee's or designees' shares of UNIFAB Common Stock pursuant to the provisions of Section 3.4, UNIFAB will retain the Asset Purchase Escrow Shares in escrow to secure the indemnification provided under Section 11.3. Subject to the extensions provided in this Section 11.8, all of the Asset Purchase Escrow Shares will remain in escrow until the Partial Escrow Termination Date and one-half of the Asset Purchase Escrow Shares will remain in escrow until the Final Escrow Termination Date. The term "Southern Rentals Extended Partial Escrow Termination Date" refers to the date upon which an Indemnity Claim that is not resolved as of the Partial Escrow Termination Date, of which the Southern Rentals Representative or UNIFAB, as the case may be, receives notice on or before the Partial Escrow Termination Date, is either (i) resolved pursuant to Section 11.6(a) hereof or (ii) the subject of an arbitration award pursuant to Section 11.6(b) hereof. The term "Southern Rentals Extended Final Escrow Termination Date" refers to the date upon which an Indemnity Claim that is not resolved as of the Final Escrow Termination Date, of which the Southern Rentals Representative or UNIFAB, as the case may be, receives notice on or before the Final Escrow Termination Date, is either (i) resolved pursuant to
Section 11.6(a) hereof or (ii) the subject of an arbitration award pursuant to Section 11.6(b) hereof.

          (b) In all matters pertaining to the indemnification provisions of this Agreement applicable to Southern Rentals and to the Southern Rentals Members and the disposition of the Asset Purchase Escrow Shares in connection therewith, Southern Rentals and each Southern Rentals Member hereby appoints and names Poch<e'> (or such other Person as will hereafter be appointed in writing by Southern Rentals and the Southern Rentals Members immediately before the Closing Date and as will consent in writing to such appointment), as their authorized representative (the "Southern Rentals Representative"), and vest the Southern Rentals Representative with full power and authority to give and receive notices and otherwise act on their behalf with regard to all matters arising under this Article 11.

          (c) In the event of an Indemnity Claim under Section 11.3 that is either (i) accepted by the Southern Rentals Representative or (ii) the subject of an arbitration award pursuant to Section 11.6(b) in favor of UNIFAB or the Surviving Entity, UNIFAB will cause the cancellation of the number of Asset Purchase Escrow Shares having Indemnity Value equal to the lesser of the amount of the Indemnity Claim or the aggregate Indemnity Value of the Asset Purchase Escrow Shares.

          (d) On the Partial Escrow Termination Date, UNIFAB will cancel the number of Asset Purchase Escrow Shares, if any, necessary to satisfy Indemnity Claims pursuant to Section 11.8(c) hereof and distribute the Asset Purchase Escrow Shares not canceled that are scheduled to be released on the Partial Escrow Termination Date under Section 11.8(a) to Southern Rentals or to such of the Southern Rentals Members and Southern Rentals Beneficial Owners as it shall designate. Notwithstanding the provisions of the first sentence of this clause (d), however, in the event an Indemnity Claim is received by UNIFAB or the Southern Rentals Representative, as the case may be, on or before the Partial Escrow Termination Date and at the Partial Escrow Termination Date is not either (A) satisfied in accordance with Section 11.8(c) hereof or (B) the subject of an arbitration award sustaining a challenge by the Southern Rentals Shareholder Representative, UNIFAB will retain in safekeeping from the Asset Purchase Escrow Shares that are not canceled in accordance with the first sentence of this clause
(d) until the Southern Rentals Extended Partial Escrow Termination Date a number of the Asset Purchase Escrow Shares that will, in its discretion, be sufficient to satisfy the pending Indemnity Claim in the event it is satisfied pursuant to Section 11.8(c) hereof and distribute the balance of the Asset Purchase Escrow Shares that are scheduled to be released on the Partial Escrow Termination Date under Section 11.8(a) to Southern Rentals or to such of the Southern Rentals Members and Southern Rentals Owners as it shall designate. At the Southern Rentals Extended Partial Escrow Termination Date, UNIFAB will (x) cancel the number of retained Asset Purchase Escrow Shares, if any, necessary to satisfy the pending Indemnity Claims pursuant to Section 11.8(c) and (y) deliver the remaining retained Asset Purchase Escrow Shares that are scheduled to be released on the Partial Escrow Termination Date under Section 11.8(a) to Southern Rentals or to such of the Southern Rentals Members and Southern Rentals Beneficial Owners as it shall designate.

          (e) On the Final Escrow Termination Date, UNIFAB will cancel the number of Asset Purchase Escrow Shares, if any, necessary to satisfy Indemnity Claims pursuant to Section 11.8(c) hereof and distribute the Asset Purchase Escrow Shares not canceled to Southern Rentals or to such of the Southern Rentals Members and Southern Rentals Beneficial Owners as it shall designate. Notwithstanding the provisions of the first sentence of this clause (e), however, in the event an Indemnity Claim is received by UNIFAB or the Southern Rentals Representative, as the case may be, on or before the Final Escrow Termination Date and at the Final Escrow Termination Date is not either (A) satisfied in accordance with Section 11.8(c) hereof or (B) the subject of an arbitration award sustaining a challenge by the Southern Rentals Representative, UNIFAB will retain in safekeeping from the Asset Purchase Escrow Shares that are not canceled in accordance with the first sentence of this clause (e) until the Southern Rentals Extended Final Escrow Termination Date a number of the Asset Purchase Escrow Shares, that will, in its discretion, be sufficient to satisfy the pending Indemnity Claim in the event it is satisfied pursuant to Section 11.8(c) hereof and distribute the balance of the Asset Purchase Escrow Shares to Southern Rentals or to such of the Southern Rentals Members and Southern Rentals Beneficial Owners as it shall designate. At the Southern Rentals Extended Final Escrow Termination Date, UNIFAB will
(x) cancel the number of retained Asset Purchase Escrow Shares, if any, necessary to satisfy the pending Indemnity Claims pursuant to Section 11.8(c) and (y) deliver the remaining retained Asset Purchase Escrow Shares to Southern Rentals or to such of the Southern Rentals Members and Southern Rentals Beneficial Owners as it shall designate.

          (f) Southern Rentals or its designee or designees will deliver to UNIFAB as soon as practicable after the Closing, with respect to the Asset Purchase Escrow Shares, one or more executed stock powers naming UNIFAB attorney-in-fact for Southern Rentals for the transfer of the Asset Purchase Escrow Shares.

                     ARTICLE 12.  TERMINATION

     Section 12.1 TERMINATION. This Agreement may be terminated and the Merger and the Asset Purchase contemplated herein abandoned at any time before the Effective Time, whether before or after approval by the shareholders of the Entities or UNIFAB, as follows:

          (a)  MUTUAL  CONSENT.   By the mutual consent of the Entities and
UNIFAB.

          (b) MATERIAL BREACH. By the respective boards of directors of both of the Entities, on the one hand, or UNIFAB, on the other hand, if there has been a material breach by the other of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which in either case cannot be, or has not been, cured within 15 days after written notice of such breach is given to the party committing such breach, provided that the right to effect such cure will not extend beyond the date set forth in subparagraph (c) below.

          (c) ABANDONMENT. By the respective boards of directors of both of the Entities, on the one hand, or UNIFAB, on the other hand, if (i) all conditions to Closing required by Article 10 hereof have not been met by or waived by April 30, 1999, (ii) any such condition cannot be met by such date and has not been waived by each party in whose favor such condition inures, or (iii) the Merger or the Asset Purchase has not occurred by such date; provided, however, that neither the Entities, on the one hand, nor UNIFAB, on the other hand, will be entitled to terminate this Agreement pursuant to this subparagraph (c) if such parties or party is in material violation of any of their or its representations, warranties or covenants in this Agreement.

          (d) GOVERNMENT ACTION. If any governmental authority will have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger or the Asset Purchase and such order, decree, ruling or other action will have become final and nonappealable.

          (e) ENVIRONMENTAL REVIEW. UNIFAB may terminate this Agreement at any time prior to five Business Days before the Closing Date if it is not satisfied with the results of its environmental due diligence of OBI and Southern Rentals.

     Section 12.2 EFFECT OF TERMINATION. Upon termination of this Agreement pursuant to this Article 12, this Agreement will be void and of no effect, and will result in no obligation of or liability to any party or their respective directors, officers, employees, agents, members or shareholders, unless such termination was the result of an intentional breach of any representation, warranty or covenant in this Agreement in which case the party who breached the representation, warranty or covenant will be liable to the other party for damages, and all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.

                    ARTICLE 13.  MISCELLANEOUS

     Section 13.1 NOTICES. All notices hereunder must be in writing and will be deemed to have been duly given upon receipt of hand delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt:

          (a)  If to UNIFAB:

               UNIFAB International, Inc.
               5007 Port Road
               P. O. Box 11308
               New Iberia, LA 70562-1308
               Attention:  President
               Fax No. 318-365-3711

               with a copy to:

               Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. 201 St. Charles Avenue
               Suite 5100
               New Orleans, LA 70170
               Attention:  Carl C. Hanemann
               Fax No. 504-582-8012

          (b) If to OBI, Southern Rentals, the OBI Shareholders, or the Southern Rentals Members:

               Philip J. Patout
               221 Ramblewood Drive
               Lafayette, LA 70508

               with a copy to:

               Onebane, Bernard, Torian, Diaz, McNamara & Abell
               102 Versailles Boulevard
               Suite 600
               Lafayette, LA  70502
               Attention:  Lawrence L. Lewis, III
               Fax No.:  318-266-1232

Such names and addresses may be changed by written notice to each person listed above.

     Section 13.2 GOVERNING LAW. This Agreement will be governed by, construed and interpreted in accordance with the laws of the State of Louisiana, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 13.3  COUNTERPARTS.   This  Agreement  may  be   executed   in
counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     Section 13.4  INTERPRETATION; SCHEDULES.

          (a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference will be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation."

          (b) The information set forth in the Schedules to this Agreement is qualified in its entirety by reference to the specific provisions of this Agreement, and is not intended to constitute, and will not be construed as constituting, separate representations or warranties of the party to which such Schedules relate except as and to the extent provided in this Agreement. Inclusion of information in the Schedules will not be construed as an admission that such information is material for purposes of the specific provisions of this Agreement to which such information relates. Information included in the Schedules that is not required to be so included under the specific provisions of this Agreement will be deemed to be included for informational purposes only and information of a similar nature need not be included, at the discretion of the party providing such information.

     Section 13.5  ENTIRE AGREEMENT; SEVERABILITY.

          (a) This Agreement, including the Exhibits and Schedules hereto and the documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the parties with respect to such subject matter.

          (b) If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, it is the parties' intention that such determination will not affect the validity or enforceability of any other provision of this Agreement, which provisions will otherwise remain in full force and effect.

     Section 13.6 AMENDMENT AND MODIFICATION. This Agreement may be amended or modified only by written agreement of the parties hereto.

     Section 13.7 EXTENSION; WAIVER. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement except for Sections 10.1(a) or 10.1(b). The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No waiver of any breach of this Agreement will be held to constitute a waiver of any other or subsequent breach. Any waiver must be in writing.

     Section 13.8 BINDING EFFECT; BENEFITS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 13.9 ASSIGNABILITY. This Agreement is not assignable by any party hereto without the prior written consent of the other parties.

     Section 13.10 EXPENSES. Each of the parties hereto will pay all of its own expenses relating to the transactions contemplated by this Agreement, including without limitation the fees and expenses of its own financial, legal, accounting and tax advisors.

     Section 13.11 GENDER AND CERTAIN DEFINITIONS. All words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     Section 13.12 GUARANTEES OF THE SOUTHERN RENTALS BENEFICIAL OWNERS. Each Southern Rentals Beneficial Owner agrees to use his best efforts to cause Southern Rentals to carry out all the covenants, agreements, representations, and warranties of Southern Rentals set forth in this Agreement, and each Southern Rentals Beneficial Owner hereby irrevocably and unconditionally guarantees, jointly, severally, and with the intention of being bound IN SOLIDO, the full and prompt performance of all the obligations of the Southern Rentals Members under Article 11 hereof.

     Section 13.13  ACCEPTANCE BY OBI SHAREHOLDER  REPRESENTATIVE.   Patout
hereby consents to and accepts his appointment as the OBI Shareholder Representative pursuant to Section 11.7(b) hereof.

     Section 13.14  ACCEPTANCE BY SOUTHERN RENTALS  REPRESENTATIVE.   Poche
hereby consents to and accepts his appointment as the Southern Rentals Representative pursuant to Section 11.8(b) hereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                              UNIFAB INTERNATIONAL, INC.


                              By:  /S/ DAILEY J. BERARD
                                     Dailey J. Berard, President

                              OBI ACQUISITION, INC.


                              By:  /S/ DAILEY J. BERARD
                                     Dailey J. Berard, President

                              OIL BARGES, INC.


                              By:  /S/ PHILIP J. PATOUT
                                        Philip J. Patout, President

                              SOUTHERN RENTALS, L.L.C.


                              By:  /S/ PHILIP J. PATOUT
                                        Philip J. Patout, Manager



                              /S/ ROY J. POCHE
                                          ROY J. POCHE


                              /S/ PHILIP J. PATOUT
                                        PHILIP J. PATOUT


                              /S/ RODNEY J. VERRET
                                        RODNEY J. VERRET


                              /S/ RODNEY M. VERRET
                                        RODNEY M. VERRET


                              /S/  FRANK  D. VERRET, BY PEGGY VERRET SIMON,
                                   AGENT
                                         FRANK D. VERRET


                              /S/ PEGGY VERRET SIMON
                                       PEGGY VERRET SIMON


                              /S/ PAULA VERRET BERARD
                                       PAULA VERRET BERARD

                              COVE EQUIPMENT, INC.


                              By:  /S/ ROY J. POCHE
                                       Roy J. Poche, President



                              /S/ RODNEY J. VERRET
                                       RODNEY J. VERRET,
                                    TRUSTEE OF THE SKW TRUST